CONFIDENTIAL MATERIAL OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                                                    EXHIBIT 10.4


                          SOFTWARE LICENSE, MAINTENANCE
                            AND DEVELOPMENT AGREEMENT

     THIS SOFTWARE LICENSE, MAINTENANCE AND DEVELOPMENT AGREEMENT dated as of March 12, 1997, between DOW JONES MARKETS, INC. f/k/a DOW JONES TELERATE, INC., a New York corporation, with an office at One World Financial Center, 200 Liberty Street, New York, New York 10281 ("Telerate"), and OMEGA RESEARCH, INC., a Florida corporation, with offices at 8700 West Flagler Street, Suite 250, Miami, Florida 33174 ("Omega").

                              W I T N E S S E T H:

     WHEREAS, Omega has previously developed the SuperCharts software;

     WHEREAS, Telerate has requested that Omega modify the SuperCharts software to create the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition;

     WHEREAS, Telerate desires to obtain from Omega, and Omega is willing to grant to Telerate, an exclusive license to promote, market, sell, sublicense and distribute the Telerate Version of SuperCharts and to distribute, royalty-free (as to both Telerate and to Telerate's subscribers), the Telerate Version of SuperCharts Special Edition;

     WHEREAS, Telerate desires that Omega not, during the term of this Agreement, modify SuperCharts or SuperCharts Special Edition or any Real-Time product to be compatible with the data feeds of the Telerate Competitors so as to enable the Telerate Competitors to offer a SuperCharts or other Real-Time product similar to, and competitive with, the Telerate Version of SuperCharts;

     WHEREAS, Telerate desires that Omega develop, and Omega is willing to develop, provided that Omega and Telerate mutually agree as herein provided, Enhancements to the Telerate Version of SuperCharts at Telerate's request from time to time pursuant hereto; and

     WHEREAS, Telerate desires that Omega provide, and Omega is willing to provide, to Telerate, certain maintenance and support services for (including required Modifications to) the Telerate Version of SuperCharts Products.

     NOW, THEREFORE, in consideration of the promises and consideration herein contained, the parties hereby agree as follows:

A.   DEFINITIONS.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Exhibit A.

B.   DEVELOPMENT OF THE TELERATE VERSION OF SUPERCHARTS PRODUCTS.

     1. DEVELOPMENT. Omega shall, at Omega's sole cost and expense (except as specifically otherwise provided in this Section B), use commercially reasonable efforts to modify SuperCharts to create the Telerate Version of SuperCharts Products, in accordance with the Specification, as promptly as is practicable. Omega will be dedicating substantial amounts of time and effort to the development of the Telerate Version of SuperCharts Products, and will be incurring substantial costs in connection with the development of the Telerate Version of SuperCharts Products, and Omega may be forgoing other business opportunities as a result of the time, effort and expense that will be dedicated by Omega to the development of the Telerate Version of SuperCharts Products. Accordingly, although Omega will use commercially reasonable efforts to develop the Telerate Version of SuperCharts Products as quickly as is practicable, Omega shall, subject to the provisions of Subsection 9 below, have as much time as is reasonably required by Omega to complete the development of the Telerate Version of SuperCharts Products and to correct any Errors or non-conformities revealed by the Quality Assurance Testing.

     2. NOTICE OF COMPLETION. Upon completion of development of the Telerate Version of SuperCharts Products, Omega shall promptly notify Telerate thereof.

     3. TESTING. Within sixty (60) days following the service of the notice of completion, the initial Quality Assurance Testing shall be completed and the Material Error List (defined in Subsection 4 below), if any, shall be prepared. Telerate and Omega shall jointly conduct all Quality Assurance Testing.

     4. ACCEPTANCE. If the initial Quality Assurance Testing objectively demonstrates that the Telerate Version of SuperCharts Products performs in accordance with the Specification in all material respects, the Telerate Version of SuperCharts Products shall be deemed Accepted (the date of such demonstration being the Acceptance Date), and either party shall at the request of the other execute and deliver a confirmatory letter to the effect that the Telerate Version of SuperCharts Products has been Accepted. If the initial Quality Assurance Testing reveals Errors which are not Material Errors, the Telerate Version of SuperCharts Products shall nevertheless be deemed Accepted and Omega shall commence making appropriate Modifications to correct such Errors as required by this Agreement. If the initial Quality Assurance Testing reveals any Material Error(s), or objectively demonstrates that the Telerate Version of SuperCharts Products does not perform in accordance with the Specification in all material respects, Telerate and Omega shall, within the sixty (60) day period referred to in Subsection 3 above, jointly prepare a written list describing all such Material Errors and failures to conform in all material respects (the "Material Error List"). Omega shall then commence to correct each of the items contained on the Material Error List. Promptly following completion of such correction(s) by Omega, Omega shall send a notice of correction to Telerate, within fifteen (15) days of which the Quality Assurance Testing shall again be performed to the extent necessary to demonstrate that the items on the Material Error List have been corrected in all material respects. In connection with such second Quality Assurance

Testing, Telerate shall not be permitted to assert, for the purposes of preventing the occurrence of Acceptance, any Material Errors or failures so to conform not specified in the Material Error List, unless such additional Material Errors or failures have resulted from the corrections effected by Omega. If, in connection with such second Quality Assurance Testing, it is demonstrated that all of the items on the Material Error List have been corrected in all material respects, the Telerate Version of SuperCharts Products shall be deemed Accepted (the date of such demonstration being the Acceptance
Date). If, in connection with such second Quality Assurance Testing, it is demonstrated that all of the items on the Material Error List have not been corrected in all material respects or new Material Errors or failures so to conform have arisen as a result of the correction(s) effected by Omega, the parties shall jointly prepare a second Material Error List within the fifteen
(15) day period specified above, and the procedures for correction and re-testing and determining Acceptance set forth above shall continue to be followed until Acceptance occurs. Omega shall, in each instance, subject to the provisions of Subsection 9 below, have as much time as is reasonably necessary to make each set of corrections required. Telerate shall have no right to make any use whatever of the Telerate Version of SuperCharts Products prior to Acceptance and unless Acceptance occurs, except as provided in Section C.1(b) below.

     5. TELERATE-PROVIDED MATERIALS. To assist Omega in its development efforts, Telerate shall, at Telerate's sole cost and expense, provide to Omega the Telerate-Provided Materials. The Telerate-Provided Materials shall be used solely to develop, maintain and support the Telerate Version of SuperCharts Products as provided in this Agreement. Omega acknowledges that any and all of the Telerate-Provided Materials are, as between Telerate and Omega, the sole property of Telerate and that all right, title and interest to such Telerate-Provided Materials is and shall remain with Telerate. Omega further acknowledges that the Telerate-Provided Materials may contain Confidential Information (as defined in Section M) of Telerate as well as copyrights of Telerate. Omega agrees that any Confidential Information included within the Telerate-Provided Materials is subject to the provisions of Section M, and Omega shall not create any lien or other encumbrance on the Telerate-Provided Materials.

     6. ASSISTANCE. Telerate shall, at Telerate's sole cost and expense, provide all technical assistance reasonably requested by Omega in connection with its use of the Telerate-Provided Materials. Omega shall not be deemed in default hereunder as a result of the failure of Telerate to provide, or any inadequacies in or of, the Telerate-Provided Materials or assistance of Telerate in the use thereof. Telerate shall provide to Omega all Telerate-Provided Materials necessary for Omega to commence development of the Telerate Version of SuperCharts Products as soon as is reasonably possible following the date of this Agreement. Should the Telerate-Provided Materials prove to be inadequate, Telerate shall promptly provide to Omega, at its reasonable request, and at Telerate's expense, such other equipment, materials and information of or concerning Telerate as Omega reasonably requires in order to develop the Telerate Version of SuperCharts Products.

     7. EFFECT OF NON-ACCEPTANCE. In the event that the Telerate Version of SuperCharts Products is not Accepted because of resort by Telerate to the provisions of Subsection 9 below (or Omega notifies Telerate in writing that, after expending the efforts described in Subsection 1 above, Omega is unable to develop the Telerate Version of SuperCharts Products to be in conformance with the Specification in all material respects and will therefore cease its efforts in respect thereof): (i) neither party shall have any further obligation whatever to the other party under this Agreement; (ii) no license of any kind shall be granted to Telerate under this Agreement (and Omega shall retain all rights to the Telerate Version of SuperCharts Products) and the Pre-Sales License (defined in Section C.1(b) below) shall at such time be automatically terminated; (iii) each party shall bear its own costs and expenses in connection with this Agreement; and (iv) Omega shall return to Telerate, at Telerate's expense, all of the Telerate-Provided Materials (except to the extent that such

Telerate-Provided Materials are being used by Omega in connection with the TradeStation Agreement).

     8. PREPARATION FOR OPERATIONS; DOCUMENTATION. As soon as is practicable following the Acceptance Date, Telerate shall commence marketing efforts to sell subscriptions for the Telerate Version of SuperCharts in accordance with this Agreement. Prior to commencing such efforts, Telerate shall prepare all necessary Documentation. Omega shall provide to Telerate, promptly following Acceptance, on disk in Microsoft Word format, all documentation currently available for SuperCharts, which Telerate shall then modify as appropriate to create the Documentation. Omega will provide assistance as reasonably requested by Telerate in connection with Telerate's preparation of the Documentation.

     9. FAILURE OF ACCEPTANCE TO OCCUR BY DATE CERTAIN. Notwithstanding anything to the contrary contained in Subsection 4 above, in the event that Omega fails to deliver the notice of completion referred to in Subsection 2 above by June 30, 1997, and such failure is not due, to any material extent, to acts, omission or delays on the part of Telerate, Telerate shall have the right to terminate this Agreement at any time after June 30, 1997 and prior to July 15, 1997, by giving Omega written notice to that effect within such period. Further, notwithstanding anything to the contrary contained in Subsection 4 above, in the event that Acceptance does not occur by September 30, 1997, and the failure of

Acceptance to occur by such date is not due, to any material extent, to acts, omissions or delays on the part of Telerate, Telerate shall have the right to terminate this Agreement at any time after September 30, 1997 and prior to October 15, 1997, by giving Omega written notice to that effect within such period.

C.   LICENSE OF THE TELERATE VERSION OF SUPERCHARTS PRODUCTS.

     1. EXCLUSIVE LICENSE.

         (a) GRANT AND SCOPE.

              (i) TELERATE VERSION OF SUPERCHARTS. Effective as of (but not before) the Royalty Commencement Date, Omega hereby grants to Telerate and its Affiliates an exclusive worldwide license to promote, market, sell, sublicense and distribute, either directly and/or through the use of Independent Distributors, the Telerate Version of SuperCharts and all related Documentation (but not any other version of SuperCharts, other than the Telerate Version of SuperCharts Special Edition in the manner provided in Subsection (a)(ii) below), on a subscription or similar basis requiring periodic payment by the subscriber, customer or end user, for installation solely in (or access solely from) Workstations and Stand-Alone Units for use by customers such as those Telerate currently serves. The Telerate Version of SuperCharts may be promoted and sold by Telerate, its Affiliates and Independent Distributors as part of packages containing other products and services of Telerate. Omega shall provide a master set of disks of the Telerate Version of SuperCharts to Telerate, and Telerate, its Affiliates and Independent Distributors may, subject to the requirements of Section M, copy such disks.

              (ii) TELERATE VERSION OF SUPERCHARTS SPECIAL EDITION. Effective as of (but not before) the Acceptance Date, Omega hereby grants to Telerate and its Affiliates an exclusive worldwide license to include in (as part of) the electronic information services or products licensed, sold and/or distributed by Telerate, its Affiliates or its Independent Distributors to customers such as those Telerate currently serves, the Telerate Version of SuperCharts Special Edition (and to deliver in connection therewith all related Documentation), on a completely royalty-free basis to the subscriber, customer and end user, for installation solely in (or access solely from) Workstations and Stand-Alone Units. Omega shall provide a master set of disks of the Telerate Version of SuperCharts Special Edition to Telerate, and Telerate, its Affiliates and Independent Distributors may, subject to the requirements of Section M, copy such disks. Telerate has no obligation under this Agreement to include in any Platform or Data Feed which it licenses, sells or distributes to existing Telerate customers or to future customers the Telerate Version of SuperCharts Special Edition; provided, however, that, effective as of the nearest practicable date, but in all events no later than December 31, 1997, Telerate has the affirmative obligation to include in the Dow Jones Workstation Platform (and any upgrades or new releases thereof), and to distribute (and cause its Affiliates and Independent Distributors to distribute) to all existing Telerate customers and to future customers such as those Telerate currently serves to which the Dow Jones Workstation Platform (or any upgrade or new release) is licensed, sold or distributed, as part thereof, the Telerate Version of SuperCharts Special Edition. Such obligation to distribute the Telerate Version of SuperCharts Special Edition to existing Dow Jones Workstation subscribers relates only to upgrades and new releases thereof. The Telerate Version of SuperCharts Special Edition shall be marketed by Telerate, its Affiliates and Independent Distributors as a free product automatically included in each subscription sold or distributed by Telerate, its Affiliates or Independent Distributors for the Dow Jones Workstation Platform (and shall be automatically included in any upgrades or new releases thereof distributed by Telerate or its Affiliates or Independent Distributors, and any future Platforms with which the Telerate Version of SuperCharts Special Edition may become compatible, if Telerate agrees to such compatibility, as described below), and Telerate, its Affiliates and Independent Distributors shall not charge to subscribers, customers or end users, directly or indirectly, any amount therefor.

              (iii) In the event that at any time or from time to time during the term of this Agreement Telerate intends to offer a Platform, other than the Dow Jones Workstation Platform, with which the Telerate Version of SuperCharts Special Edition is not com patible, or intends to modify or enhance the Dow Jones Workstation Platform in a manner that defeats its compatibility with the Telerate Version of SuperCharts Special Edition, or intends to modify the Data Feeds specified in Exhibit A-2 in a manner that defeats their compatibility with the Telerate Version of SuperCharts Special Edition with respect to the provision of such Data Feeds on the Dow Jones Workstation Platform, Telerate shall provide Omega with prompt written notice thereof. If Omega then notifies Telerate in writing within ten (10) days of Omega's receipt of such notice that Omega is interested in modifying or enhancing the Telerate Version of SuperCharts Special Edition in order to create compatibility with such new or modified or enhanced Platform or Data Feed(s), and Telerate agrees that such compatibility should be achieved (provided that Telerate's agreement shall not be required with respect to a modification of the Dow Jones Workstation Platform or Data Feeds which creates incompatibility), the parties shall cooperate to achieve such compatibility as quickly as is practicable. Telerate shall then be obligated to include the Telerate Version of SuperCharts Special Edition in the Platform and with the Data Feeds with which it has been made compatible.

              (iv) LIMITATIONS. Telerate, its Affiliates and Independent Distributors are not licensed, authorized or permitted in any manner by this Agreement to use, promote, market, sell, sublicense or distribute any version of SuperCharts or SuperCharts Special Edition or any part thereof or any other product of Omega or any part thereof other than the Telerate Version of SuperCharts Products ("Other Products"), and will not reproduce, prepare derivative works from, modify or display publicly any Other Products. Telerate, its Affiliates and Independent Distributors are prohibited from using the Telerate Version of SuperCharts Products with any data feed or Platform other than the current data feeds and Platform specified in Exhibit A-2 to this Agreement (as same be deemed supplemented pursuant to the later provisions of this subsection) or, provided the necessary Enhancement is made as provided for herein, any similar data feed or Platform of Telerate or its Affiliates generated in the future, or any similar data feed or Platform of Telerate or its Affiliates generated in the future with respect to which an Enhancement is not necessary. In the event that Telerate develops (a) an additional Data Feed to be made available as part of the Dow Jones Workstation Platform (or as part of an additional Platform with which the Telerate Version of SuperCharts becomes compatible pursuant to these provisions) or (b) an additional Platform (such as an Internet Platform) to be made available to subscribers either in addition to, or in substitution for, the Dow Jones Workstation Platform as part of which the Data Feeds specified in Exhibit A-2 (as same may be amended pursuant to these provisions) are to be offered (as the case may be, a "New Dow Jones Data Product"), Omega shall use commercially reasonable efforts to modify the Telerate Version of SuperCharts so that it is compatible with the New Dow Jones Data Product. The parties shall adhere to the provisions and procedures of Section G.1 with respect to the request for, and development, testing and acceptance of, such modified version of the Telerate Version of SuperCharts, except that subsection
(a) of Section G.1 shall not apply and Omega shall not be permitted to assert that achieving such compatibility would be adverse to Omega or its business interests. Upon acceptance by Telerate of such modified version, the New Dow Jones Data Product shall be deemed added to Exhibit A-2. In all other respects, the scope of the license granted to Telerate and all restrictions and prohibitions on Telerate's use of the Telerate Version of SuperCharts set forth in this Section C or elsewhere in this Agreement shall remain unmodified and continue to be of full force and effect. With respect to the "exclusive" nature of such expanded license (i.e., the restrictions relating to the Telerate Competitors set forth in Section C.3), such "exclusivity" (i.e., such restrictions) shall apply with respect to a New Dow Jones Data Product only to the extent that the Data Feeds which constitute or are used in connection with such New Dow Jones Data Product are substantially similar to the Data Feeds currently generated by Telerate as specified in Exhibit A-2. In the event that Telerate decides to modify the Dow Jones Workstation Platform (or a Data Feed which is offered on or through such Platform) in a manner which will render it incompatible with the Telerate Version of SuperCharts (a "Modified Workstation") Telerate shall give Omega prompt written notice thereof, and shall fully cooperate with Omega, at Telerate's expense, to enable Omega to modify the Telerate Version of SuperCharts as quickly as practicable to be compatible with the Modified Workstation prior to its release. Telerate shall, at its expense, provide to Omega such assistance, technical and other information, equipment and materials as may be required or as may be reasonably requested by Omega to complete the necessary modifications to achieve compatibility with the New Dow Jones Data Product or Modified Workstation, as the case may be. Any such information, equipment or materials so provided shall constitute Telerate-Provided Materials for all purposes of this Agreement relating to the ownership and use thereof. If, despite using commercially reasonable efforts, Omega is unable to develop the necessary modifications to make the Telerate Version of SuperCharts compatible with the New Dow Jones Data Product or the Modified Workstation, this Agreement shall remain of full force and effect, neither party shall have any liability to the other in respect of such failure to achieve compatibility, and each party shall remain bound to perform all of its obligations under this Agreement, except to the extent otherwise expressly provided herein.

         (b) PRE-SALES LICENSE. Effective as of the date hereof, Omega hereby grants to Telerate a license in the Telerate Version of SuperCharts Products for the sole purpose of testing and reviewing, and following the Acceptance Date, advertising and promoting, the Telerate Version of SuperCharts Products to the extent necessary and appropriate, in Telerate's reasonable judgment, to prepare for the sale, sublicensing and distribution of the Telerate Version of SuperCharts Products as permitted herein (the "Pre-Sales License").

     2. RIGHTS RESERVED. It is understood that SuperCharts is essentially the same product as the Telerate Version of SuperCharts Products, and that the development of the Telerate Version of SuperCharts Products involves no more than modifying the current version of SuperCharts to be compatible with the current data feeds of Telerate and its Affiliates specified in Exhibit A-2 to this Agreement. Accordingly, Omega retains, exclusively, and shall enjoy, exclusively, all rights to promote, market, sell, modify, distribute, license and use, and to reproduce, prepare derivative works from, modify or perform publicly or display, SuperCharts, SuperCharts Special Edition and any other product of Omega (whether now existing or hereafter created or developed), or any part thereof, in any manner, in any version, and for any purpose, and to enter into agreements and arrangements relating thereto with any Person, which do not violate the restrictions contained in Subsection 3 below.

     3.  NON-COMPETITION.

         (a) BY OMEGA. In addition to the restrictions concerning TradeStation contained in Section C.3(a) of the TradeStation Agreement (which are unaffected by this Agreement), Omega agrees that it shall not enter into any agreement or arrangement with any of the Telerate Competitors to develop and then sell during the term of this Agreement any Real-Time product which is compatible with data feeds of the Telerate Competitors which are substantially similar to the data feeds currently generated by Telerate. In addition to the restrictions concerning TradeStation contained in Section C.3(a) of the TradeStation Agreement (which are unaffected by this Agreement), Omega further agrees that, in the event that Omega learns the specifications of data feeds of any of the Telerate Competitors which are substantially similar to the data feeds currently generated by Telerate, Omega shall not develop a new version of, or modify, SuperCharts or SuperCharts Special Edition for the purpose of making SuperCharts or SuperCharts Special Edition compatible with such specifications and then sell such new or modified version during the term of this

Agreement. While it is acknowledged that Telerate has no affirmative obligation to market, sell and/or distribute the Telerate Version of SuperCharts Products as Telerate's exclusive financial market charting and technical analysis product, at such time, if any, as Telerate offers, markets, sells and/or distributes any other financial market charting and technical analysis product (including its own product) as an alternative charting and technical analysis solution to its customers, or at such time, if any, as Telerate for any reason substantially ceases to market or promote either of the Telerate Version of SuperCharts Products (whether by reason of either of the Telerate Version of SuperCharts Products ceasing to have compatibility with any Platform or otherwise), the restrictions set forth above and in Subsection (b) below shall automatically become completely null and void and of no further force or effect and Telerate shall be deemed to have released Omega from all obligations which restrict Omega from entering into agreements or arrangements with any third party regarding SuperCharts or SuperCharts Special Edition.

         (b) PERSONAL NON-COMPETE. Concurrently herewith, Omega shall cause each of William and Ralph Cruz to execute the noncompetition agreement attached as Exhibit B in order to evidence their respective agreements to be bound personally by the covenants contained in Subsection 3(a). The failure of either of William or Ralph Cruz to comply with such noncompetition agreement shall also

                                         CONFIDENTIAL MATERIAL OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

constitute a failure by Omega to comply with the applicable provisions of Subsection 3(a).

D. ROYALTIES.

     1. ROYALTY PAYMENTS. In consideration of Omega's grant of the exclusive license to Telerate under Section C.1(a)(i), effective as of the Royalty Commencement Date, Telerate shall pay to Omega the following amounts:

         (a) STAND-ALONE FEE. For as long as a Stand-Alone Subscriber subscribes to, or otherwise uses, the Telerate Version of SuperCharts, Telerate shall pay to Omega ****** per month per Stand-Alone Unit for each such Stand Alone Subscriber (the "Stand-Alone Fee").

         (b) WORKSTATION FEE. If the Telerate Version of SuperCharts is installed or later used in any Workstation, for as long as the Workstation Subscriber subscribes to, or otherwise uses, the Telerate Version of SuperCharts on such Workstation(s), Telerate shall pay to Omega an amount equal to *** of the Incremental Fee payable by such Workstation Subscriber for each Workstation, but in no event less than ****** per month per Workstation (the "Workstation Fee").

         (c) TELERATE VERSION OF SUPERCHARTS SPECIAL EDITION. ****************
******************************************************************************
******************************************************************************
**************.

     2. EXCEPTIONS. Omega hereby acknowledges and agrees that no Stand-Alone Fee or Workstation Fee (collectively, the "Royalty Fee") payment is due with respect to (i) any copy of the Telerate Version of SuperCharts used by any subscriber subject to approval and returned to Telerate within 90 days following initial delivery to such subscriber (except with respect to amounts billed to such subscriber which such subscriber is obligated to pay), (ii) any copy of the Telerate Version of SuperCharts provided to a subscriber on a free, trial basis, up to 90 days, but only with respect to the free trial time given to such subscriber up to 90 days, (iii) any copy remaining in the physical possession of, and used directly by, Telerate, its Affiliates or Independent Distributors solely for review, advertising or promotion of the Telerate Version of SuperCharts, (iv) any copy given to a trade magazine or similar medium solely for the purposes of review in connection with media coverage, critique or review by such trade magazine or other medium of the Telerate Version of SuperCharts, or (v) any copies used by Telerate or its Affiliates or Independent Distributors solely to test, maintain or support the Telerate Version of SuperCharts. Except as provided in this Subsection 2, and in Subsection 1 above, there shall be no other uses by Telerate, its Affiliates or Independent Distributors of the Telerate Version of SuperCharts, so that, except as provided in this Subsection 2, there may exist no use whatever of the Telerate

Version of SuperCharts for which a Royalty Fee is not payable. Telerate has informed Omega that it is Telerate's normal business practice to impose stringent pricing guidelines on the sale and distribution of Telerate products. Telerate agrees to impose equally stringent pricing guidelines with respect to the sale, sublicensing and distribution of the Telerate Version of SuperCharts by Telerate, its Affiliates and Independent Distributors so that each user of the Telerate Version of SuperCharts constitutes a Workstation or a Stand-Alone Unit (as applicable) with respect to which a separate Royalty Fee is payable.

     3. MINIMUM GUARANTEED ROYALTY FEES. No minimum guaranteed Royalty Fees are due for any period. The Royalty Fees shall be calculated solely upon sales of the Telerate Version of SuperCharts as set forth in Subsection D.1 above.

     4. PAYMENTS; STATEMENTS.

         (a) PAYMENTS. Royalty Fees are due monthly and are payable no later than the 60th day following the end of the month to which they relate.

         (b) STATEMENTS. Telerate shall provide to Omega the following statements with respect to the calculation of Royalty Fees and the basis therefor:

              (i) MONTHLY STATEMENTS FOR TELERATE SALES. Within thirty (30) days following the end of each calendar month (or part thereof, as the case may be) following the Royalty Commencement Date, Telerate shall provide to Omega a separate statement covering the subscriptions in effect for the Telerate Version of SuperCharts during such month which have been sold by Telerate or its Affiliates in each of Telerate's three (3) market regions (the Americas, Europe/Gulf, and Asia/Pacific). Telerate represents and warrants that such three regions encompass all of the regions in which subscriptions for the Telerate Version of SuperCharts shall be sold.

              (ii) MONTHLY STATEMENTS FOR INDEPENDENT DISTRIBUTOR SALES. Within sixty (60) days following the end of each calendar month (or part thereof, as the case may be) following the Royalty Commencement Date, Telerate shall provide to Omega one statement covering the subscriptions in effect for the Telerate Version of SuperCharts during such month which have been sold by all Independent Distributors of Telerate and its Affiliates.

              (iii) QUARTERLY AND ANNUAL STATEMENTS. Within sixty (60) days following the end of each quarterly period following, and each anniversary of, the Royalty Commencement Date, Telerate shall provide to Omega statements similar to those described in (i) and (ii) above for the quarterly or annual (as applicable) period covered.

              (iv) INCLUDED INFORMATION. Each such monthly, quarterly and annual statement described above shall set forth, with respect to each subscription for the Telerate Version of SuperCharts, (1) the subscriber's name, (2) the subscriber's account number, (3) the product code (i.e., Stand-Alone Unit or Workstation), (4) the quantity of units per subscriber (i.e., the quantity of Stand-Alone Units or Workstations, as applicable), (5) if a Workstation Subscriber, the amount of the Incremental Fee billed, (6) the Royalty Fee owed (the Incremental Fee and Royalty Fee columns shall be appropriately sub-totaled and totaled in the statements), and (7) any other information that is reasonably necessary to provide a reasonably detailed understanding of the basis of the calculation of the Royalty Fees.

              (v) FORMAT. All such statements shall be formatted in a manner that render such statements reasonably easy to read and understand by a reasonably sophisticated third party. In the event that Omega is unclear about any items set forth in a statement or how such items were determined, Telerate shall assist Omega to understand such items or how they were determined, as the case may be.

     5. RECORDS. Telerate shall maintain complete and accurate records and files of all documents, matters and transactions which are pertinent or relate to the Telerate Version of SuperCharts and the sale and use thereof by Telerate, its Affiliates and Independent Distributors (with respect to Affiliates and Independent Distributors, as more particularly described in

Subsection 6 below), including, without limitation, the number, at all times, of Workstations and Stand-Alone Units in or from which the Telerate Version of SuperCharts has been installed or is being used, and all information, records and files necessary to verify the correctness of the calculation and payment of the Royalty Fees and other payments due Omega hereunder (the "Records"). Telerate shall monitor and keep track of all users of the Telerate Version of SuperCharts, including, without limitation, the number of Workstations and Stand-Alone Units at all times in or from which the Telerate Version of SuperCharts has been installed or is being used, so as to be capable at all times of computing and paying the appropriate Royalty Fees and other amounts due hereunder. Each Record shall be maintained and kept by Telerate for a period of three (3) years following the creation thereof. Omega shall have the right, upon reasonable prior written notice, at its expense, to inspect and conduct or cause to be conducted audits of the Records during Telerate's normal business hours once per year. Telerate shall fully cooperate in all such inspections and audits. Omega has informed Telerate that it intends to conduct a full audit of the Records annually. If any inspection or audit of the Records discloses an underpayment to Omega of five percent (5%) or more of the amount due, Telerate shall, promptly upon the demand of Omega, reimburse to Omega the reasonable cost of the inspection or audit. Once a particular period has been audited by Omega, Omega shall not again have the right to conduct an audit with respect to such period. All information obtained by Omega and its accountants from any such inspection or audit will be treated as Confidential Information as specified in this Agreement and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due Omega hereunder and in connection with resolving any dispute arising in connection therewith.

     6. AFFILIATES AND INDEPENDENT DISTRIBUTORS. For all purposes of this Agreement, including, without limitation, this Section D, it is understood that Telerate's Affiliates' and Independent Distributors' sale of subscriptions for, or other sublicensing of, the Telerate Version of SuperCharts to subscribers, customers and other end users as permitted hereunder constitute the basis upon which the Royalty Fees are computed and paid, as if Telerate were directly entering into such subscription or sublicensing arrangements with customers, subscribers or other end users of the Telerate Version of SuperCharts, and that such Royalty Fees shall not be based on the consideration, if any, received by Telerate from its Affiliates and Independent Distributors for obtaining from Telerate the right to enter into such subscription or sublicensing arrangements with customers, subscribers or end users. Telerate shall take such steps as are necessary to ensure that all transactions made by its Affiliates and Independent Distributors pertaining to this Agreement are included in the Records, and within all statements required to be rendered by Telerate under this Agreement, and that all of such Records are capable of being audited at Telerate's New Jersey offices upon the exercise by Omega of its inspection and audit rights hereunder.

E.   MARKETING EFFORTS.

     1. EFFORTS.

         (a) TELERATE OBLIGATION. Commencing with the Acceptance Date, Telerate shall use commercially reasonable efforts to promote, market, sell and/or sublicense the Telerate Version of SuperCharts Products throughout the world; provided, however, that, except for Telerate's obligations under Subsection 3 below and its obligations with respect to the distribution of the Telerate Version of SuperCharts Special Edition pursuant to Section C, Telerate shall have complete control over, and discretion in determining, the manner of promoting, marketing, selling and/or sublicensing the Telerate Version of SuperCharts Products.

         (b) REFERRAL OF INQUIRIES. In the event that any Person contacts Omega to subscribe for the Telerate Version of SuperCharts or to obtain information about the Telerate Version of SuperCharts, Omega shall refer such caller to Telerate. Omega shall have no authority to bind Telerate with respect to any such Person or any other third party.

     2. COMPETITION. Subject to the provisions of Section I and Section M, nothing contained herein shall impair or restrict the right of Telerate, now or in the future, to develop, procure or market products or services which may be competitive with the Telerate Version of SuperCharts Products or with any other product or service offered by Omega, nor obligate Telerate to obtain any other products or services which may currently or subsequently be offered by Omega, nor prevent Telerate from entering into similar agreements with other companies, including those in the same industry as Omega, subject, however, to the consequences described in Section C.3(a) if Telerate does so.

     3. TRADEMARKS. Telerate shall market the Telerate Version of SuperCharts Products solely under the trademarks Dow Jones SuperChartsTM and Dow Jones SuperCharts SETM,respectively. Omega shall, for a ten dollar, one-time royalty, license the use of such trademarks for such purpose to Telerate for the term of this Agreement pursuant to the Trademark License attached as Exhibit E.

F. MAINTENANCE AND SUPPORT SERVICES FOR THE TELERATE VERSION OF SUPERCHARTS PRODUCTS.

     1. NOTIFICATION. During the term of this Agreement, each of Telerate and Omega agrees to promptly notify the other in writing upon the discovery after Acceptance of any Error (including a Material Error) which is capable of being consistently duplicated.

     2. ERRORS. During the term of this Agreement, upon the discovery of a Material Error, Omega shall, at no additional charge to Telerate, use commercially reasonable efforts to correct such Material Error as promptly as practicable but Omega shall in any event commence to address the problem within two business days after receiving written notice from Telerate of the discovery of a Material Error. During the term of this Agreement, upon the occurrence of any Error other than a Material Error, Omega shall

         (a) commence to address the problem within five (5) business days after receiving notice from Telerate of such Error, and

         (b) use commercially reasonable efforts to correct such Error as promptly as practicable in accordance with industry standards. The parties acknowledge that there are certain Errors which are so insignificant that they are not addressed until the next version of the subject program is released ("Insignificant Errors"). With respect to such Insignificant Errors, Omega will, during the term of this Agreement, use commercially reasonable efforts to make the required Modification at such time as Omega works on the Enhancement that will result in the next version, if any, of the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition (as the case may be) being released.

         The provisions of (a) and (b) above (together with access to the Source Code to the extent permitted under the escrow agreement referred to in Section J) shall constitute Telerate's sole remedy in the event of an Error which is not a Material Error. In the event that Omega notifies Telerate that it is unable to correct a Material Error, Telerate's sole remedy shall be to correct such Material Error and to recover from Omega Telerate's reasonable costs to correct such Material Error, or, if Telerate cannot correct the Material Error, Telerate's sole remedy shall be to terminate this Agreement. Omega shall not be responsible for any Errors or other problems to the extent caused by Telerate's maintenance and support of the Telerate Version of SuperCharts Products.

     3. TEMPORARY FIX. Upon the occurrence of an Error (including a Material Error), Omega shall, if full correction of the Error will take an extended period of time, and if requested by Telerate, and if technologically feasible, provide a "temporary fix" to alleviate the adverse consequences of the Error to the extent practicable pending development of the Modification required fully to correct the Error.

     4. PRIMARY SUPPORT. Telerate, and not Omega, shall be responsible for providing primary support with respect to the Telerate Version of SuperCharts Products to Telerate's customers. Telerate shall use commercially reasonable efforts to support and maintain the Telerate Version of SuperCharts Products in a good and professional manner in accordance with industry standards.

However, in order to assist Telerate from time to time in providing such support during the term of this Agreement, Omega shall (a) make available, by telephone and electronic mail, personnel expertly trained with respect to the Telerate Version of SuperCharts Products to provide Telerate with remote diagnostic support and maintenance services from Omega's offices during normal business hours and (b) outside of normal business hours, by means of remote diagnostic support and maintenance services provided from Omega's offices, assist Telerate in providing emergency customer support services on an as-needed basis by making a telephone number available to Telerate, which Telerate may call after-hours, following which a representative of Omega will return the call within a reasonable time. Omega shall, in accordance with industry standards, use commercially reasonable efforts to maintain appropriate personnel and other resources sufficient to perform its maintenance and support obligations under this Agreement. The parties understand that Omega's support obligations are intended to be secondary to Telerate's, and that Telerate's requests for support shall be made only after Telerate has exhausted all reasonably available internal means of solving the problem in question, including consultation with Telerate's head technicians with respect thereto. It is further agreed that only head technicians or regional managers of Telerate may contact Omega for assistance.

G.   TELERATE-REQUESTED ENHANCEMENTS.

     1. CREATION.

        Telerate and Omega anticipate that Telerate may desire that Omega perform Enhancements from time to time during the term of this Agreement (including, but not necessarily limited to, an Enhancement to make the Telerate Version of SuperCharts Products compatible with the data feed currently being used to transmit Telerate financial market data on which the existing Telerate software is used in Stand-Alone Units). In the event that Telerate desires that an Enhancement be made, Telerate shall provide Omega with written notice to that effect, which shall include, in as much detail as is reasonably possible, the functional specification of the Enhancement requested. Promptly after receipt of such notice, Omega and Telerate shall endeavor, in good faith, (a) to determine whether the requested Enhancement will add value to the Telerate Version of SuperCharts, and, if so, whether (i) such Enhancement would have an adverse effect on Telerate's sales of the Telerate Version of TradeStation pursuant to the TradeStation Agreement, or (ii) development of the Enhancement is justifiable and feasible in light of all applicable circumstances, including the cost to Omega of developing the Enhancement in relation to the benefit Omega would obtain under this Agreement as a result thereof, and (b) assuming that the Enhancement will be valuable, justifiable, non-adverse and feasible as aforesaid, (i) to mutually agree upon complete specifications for the Enhancement, (ii) to mutually agree upon time-frames or parameters for the development and completion of the Enhancement, and (iii) to mutually agree upon the testing procedures that will be used to test the Enhancement for acceptance purposes. An Enhancement requested by Telerate which meets all of the foregoing requirements shall be developed by Omega free of charge to Telerate. Notwithstanding any of the foregoing to the contrary, (x) Omega shall not be required to develop any Enhancement which, in Omega's good faith judgment, would have an adverse effect or impact on Omega or its business interests, and (y) Omega shall have sole and absolute discretion to determine whether an Enhancement should be made to the Telerate Version of SuperCharts Special Edition. Provided that all of the foregoing is agreed upon in a writing signed by the parties, Omega shall use commercially reasonable efforts to develop and complete the Enhancement in accordance with the agreement of the parties. In the event that any Enhancement developed by Omega does not pass the acceptance tests thereof mutually agreed upon, and cannot be corrected by Omega within a reasonable time thereafter so as to be capable of passing such tests, neither party shall have any liability of any kind to the other in respect of such failure (unless a party has acted in bad faith in connection therewith), and Telerate shall have no right to make any use of, or to sell, sublicense or otherwise distribute or incorporate, such Enhancement.

     2. INCORPORATION. In the event that Omega performs Enhancements, such Enhancements shall be the property solely of Omega and shall be subject to all of the provisions contained herein relating to the Telerate Version of SuperCharts and/or the Telerate Version of SuperCharts Special Edition (as the case may be) generally.

H.   OMEGA GENERATED ENHANCEMENTS.

     During the term of this Agreement, Omega shall, at its sole cost and expense (subject to the next sentence), and as promptly as is practicable, modify the Telerate Version of SuperCharts (but not the Telerate Version of SuperCharts Special Edition) to make the Telerate Version of SuperCharts consistent with any enhancements, improvements or upgrades made to the SuperCharts software generally (other than system testing, automation and tracking features, which are excluded from the Telerate Version of SuperCharts). To the extent that it is necessary for Telerate to provide to Omega equipment, materials or information of or concerning Telerate in order to enable Omega so to modify the Telerate Version of SuperCharts, Telerate shall provide same at its expense and shall, at its expense, provide to Omega such technical assistance in connection therewith as Omega may reasonably require.

I. TITLE TO TELERATE VERSION OF SUPERCHARTS PRODUCTS.

   Telerate acknowledges and agrees that, as between Telerate and Omega, Omega is and shall remain the sole and exclusive owner of all rights, including copyright, in SuperCharts, SuperCharts Special Edition and the Telerate Version of SuperCharts Products, and all Enhancements thereof, including, but not limited to, all rights in and to the "Easy Language" portion of SuperCharts, SuperCharts Special Edition and the Telerate Version of SuperCharts Products, and that the same is or will be protected by applicable copyright laws. Telerate shall display appropriate copyright notices on all packaging, documentation, advertising, and promotional materials containing or describing the Telerate Version of SuperCharts and/or the Telerate Version of SuperCharts Special Edition to the effect that the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition, and any Enhancements thereto, have been created and developed by Omega. Telerate shall display appropriate registered trademark notices on all uses of the trademark "SuperCharts," together with a statement that SuperCharts is a registered trademark of Omega Research, Inc. In addition, the sign-on screen message and the "About" box of each of the Telerate Version of SuperCharts Products programs, as well as all Documentation, shall conspicuously display the appropriate copyright and registered trademark notices and a legend to the effect that such Telerate Version of SuperCharts Products and any

Enhancements have been created and developed by Omega and that SuperCharts is a registered trademark of Omega Research, Inc.

J. ESCROW ARRANGEMENT.

   Within sixty (60) days of execution of this Agreement, the parties will enter into an escrow agreement, at Telerate's expense, satisfactory in form and substance to both parties, with an independent third-party escrow agent (whose fees and expenses will be paid by Telerate) mutually acceptable to the parties, pursuant to which Omega shall deposit, and the escrow agent shall accept deposit of, the Source Code for the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition. The escrow agreement shall provide Telerate with the right to inspect and verify the items deposited by Omega with the escrow agent, as more fully explained below. Telerate shall not copy any of the items deposited by Omega with the escrow agent while the items are deposited with the escrow agent, as more fully explained below. The escrow agreement shall also require that Omega update the escrow deposit within ten (10) days of the completion and acceptance of any Enhancement to the Telerate Version of SuperCharts Products. The escrow agreement shall also contain the following provisions: (1) that the Source Code, and any modifications thereto, be provided to the escrow agent on disk; (2) that upon the initial deposit of, and after each modification to, the Source Code, one representative of Telerate will be permitted, under the supervision of Omega and at Omega's premises, to compile the Source Code in order to enable such representative to generate an executable program for each of the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition (and such representative can take back each such executable program to Telerate for the sole purpose of verifying that each Source Code is complete); (3) that in no event will such representative be permitted to take any notes, or to view any screen longer than is absolutely necessary to compile an executable program, or to remove or take with him or her any materials other than the compiled executable program; (4) that Telerate shall have access to the escrow and the Source Code only in the event that (i) an Error (other than an Insignificant Error) has occurred which Omega has notified Telerate Omega is unable to correct, or an Event of Default has occurred with respect to Omega based upon its failure to correct an Error (other than an Insignificant Error), or (ii) Omega is in default under this Agreement pursuant to Section N.2.(a)(iv) or (v), and Telerate has not terminated this Agreement as a result thereof and Omega's trustee in bankruptcy has rejected this Agreement or has refused to assume it; (5) that in order to obtain access to the escrow and the Source Code, Telerate must deliver to the escrow agent and to Omega an affidavit, made by a duly authorized officer on behalf of Telerate, to the effect that one of the conditions in subparagraph (4) above has occurred, following which Omega shall have the right, exercisable by similar affidavit delivered to the escrow agent and Telerate, to contest Telerate's right to have access to the Source Code, in which event the issue shall be resolved in accordance with a mutually agreed-upon, expeditious dispute-resolution mechanism set forth in the escrow agreement;(6) that, in the event Telerate gains access to the Source Code, it may use the Source Code for the sole purpose of correcting Errors (which, at Omega's election, shall be performed at Omega's premises under Omega's supervision) or, in the event of an Event of Default with respect to Omega pursuant to Section N.2.(a)(iv) or (v) (provided that Telerate does not terminate this Agreement as a result thereof and Omega's trustee in bankruptcy has rejected this Agreement or has refused to assume it), to correct Errors and to otherwise maintain and support the Telerate Version of SuperCharts Products for the term of this Agreement (and, in the event that Omega is in liquidation or has ceased operations, to make Enhancements during the term of this Agreement, any such Enhancements to be the property solely of Omega); and
(7) that, except as specifically provided in Section P.4, the escrow agreement shall automatically terminate, and Telerate shall have no further right to gain access to or use the Source Code, upon the expiration or any other termination of this Agreement. As long as Omega executes the escrow agreement, the failure of the escrow agreement to become effective (by reason of Telerate's or the escrow agent's refusal to sign it or other cause beyond Omega's control) shall not affect, diminish or impair any right or obligation of either party under this Agreement. The provisions of this Section J contain the only circumstances under which Omega shall ever be obligated to disclose the Source Code to Telerate. The form of escrow agreement agreed upon by the parties is attached as Exhibit C. The parties agree that SunTrust Bank/Miami, N.A., 777 Brickell Avenue, Miami, Florida, is an acceptable escrow agent.

K. REPRESENTATIONS AND WARRANTIES.

   1. GENERAL. Each party hereby represents, warrants and covenants that (a) it has the unrestricted right to enter into and perform this Agreement, (b) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power to own its assets and properties and to carry on its business as now being conducted and (c) this Agreement (w) has been duly authorized, executed and delivered, (x) constitutes the valid and binding obligation of such party enforceable in accordance with its terms, (y) will not violate, to such party's actual knowledge, any law, statute, rule or regulation, or court or administrative agency judgment or decree, and (z) will not conflict with or result in any breach or default of any of the terms and conditions of any document or any agreement to which such party is a party.

     2. INTELLECTUAL PROPERTY.

         (a) REPRESENTATION AND WARRANTY. Omega hereby represents and warrants that there are no pending or threatened actions or litigation against Omega regarding intellectual property infringement or breach of license or maintenance agreements which would materially and adversely affect Telerate's use of the Telerate Version of SuperCharts Products, and that Omega has received no written notice, and is not otherwise aware, of any claim or potential claim against it by any person with respect to the ownership or use of any intellectual property relating to SuperCharts.

         (b) EXCLUSIVE REMEDY FOR BREACH. In the event that any of the representations and warranties of Omega contained in Subsection 1 or 2(a) above are false, and a third party brings suit against Telerate during the term of this Agreement asserting therein rights in the Telerate Version of SuperCharts Products or damages or other relief as a result of an alleged infringing use by Telerate of the Telerate Version of SuperCharts Products ("Indemnifiable Claims"), Omega will, subject to the provisions and limitations set forth below, assume at its expense the defense of such suit using counsel reasonably acceptable to Telerate, and indemnify Telerate against any money damages or costs awarded in such suit which are based upon the Indemnifiable Claims. Omega's obligations under this Subsection (b) shall be excused if Telerate fails to provide to Omega prompt notice of any Indemnifiable Claim asserted or threatened against Telerate, but only to the extent that the delay in giving notice is prejudicial to Omega or otherwise prejudices Omega's ability to answer, defend against or settle such Indemnifiable Claim. Omega shall have exclusive control of the defense of such lawsuit and all negotiations relating to its settlement, and Telerate shall assist Omega at Omega's request in all necessary respects in connection with the defense and/or settlement of the lawsuit. However, Omega's total liability to incur out-of-pocket costs in the defense of any such suit or suits and to pay damages or costs awarded in or resulting from any such suit or suits (whether by judgment, settlement, or otherwise) shall be limited to the amount theretofore paid to Omega by Telerate under this Agreement, and Telerate shall advance to Omega any amounts required to be expended by Omega in excess of such limit. Amounts so advanced shall be credited to future payments due from Telerate to Omega under this Agreement. The foregoing provisions of this Subsection (b) state the entire liability of Omega to Telerate in connection with any third-party lawsuit brought against Telerate for which indemnity pursuant to this Subsection (b) is available.

     3. DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS SECTION K, OMEGA EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW,

STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE OR USE, AND MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING SUPERCHARTS, SUPERCHARTS SPECIAL EDITION OR THE TELERATE VERSION OF SUPERCHARTS PRODUCTS, OR THE COPYRIGHTS OF OMEGA THEREIN, INCLUDING, WITHOUT LIMITATION, THEIR SCOPE OR VALIDITY, OR ANY SYSTEMS, PRODUCTS OR SERVICES BASED THEREON OR MAKING USE THEREOF, INCLUDING, WITHOUT LIMITATION, NON-INFRINGEMENT OF RIGHTS OF THIRD PARTIES.

     4. PERFORMANCE. Omega warrants and covenants that (a) the Telerate Version of SuperCharts Products (i) shall be free from any material defects in material and workmanship, and (ii) shall perform in accordance with the Specification in all material respects and (b) the services to be provided to Telerate as specified herein shall be performed in a good and professional manner in accordance with industry standards.

L.   LIMITATION OF LIABILITY.

     1. CERTAIN DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL OMEGA BE LIABLE TO TELERATE, REGARDLESS OF THE TYPE OR NATURE OF THE BREACH OR OTHER ACTION OR OMISSION ASSERTED OR PROVED, FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF INCOME, PROFITS, REVENUE, MARKET SHARE OR THE LIKE. FURTHER, IN NO EVENT SHALL TELERATE BE ENTITLED TO ASSERT AGAINST OR RECOVER FROM OMEGA ANY DAMAGES OTHER

THAN ITS DIRECT, ACTUAL, OUT-OF-POCKET DAMAGES WHICH, IN ALL EVENTS, SHALL BE CAPPED AT THE AMOUNT OF THE TOTAL PAYMENTS ACTUALLY RECEIVED BY OMEGA AS OF SUCH DATE PURSUANT TO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUT EXCEPT AS SET FORTH IN THE LAST SENTENCE OF THIS SECTION L.1, IN NO EVENT SHALL TELERATE BE LIABLE TO OMEGA, REGARDLESS OF THE TYPE OR NATURE OF THE BREACH OR OTHER ACTION OR OMISSION ASSERTED OR PROVED, FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF INCOME, PROFITS, REVENUE, MARKET SHARE OR THE LIKE. FURTHER, IN NO EVENT SHALL OMEGA BE ENTITLED TO ASSERT AGAINST OR RECOVER FROM TELERATE ANY DAMAGES OTHER THAN ITS DIRECT, ACTUAL, OUT-OF-POCKET DAMAGES (WHICH, IT IS AGREED, WOULD INCLUDE THE RIGHT TO RECOVER FROM TELERATE ANY AMOUNTS DUE TO BE PAID OMEGA BY TELERATE PURSUANT TO SECTION D OF THIS AGREEMENT WHICH ARE NOT PAID BY TELERATE, INCLUDING APPLICABLE STATUTORY, PRE-JUDGMENT AND POST-JUDGMENT INTEREST THEREON). THE FOREGOING LIMITATIONS ON THE LIABILITY OF TELERATE SHALL NOT APPLY IN ANY RESPECT TO ANY CLAIM OF OMEGA BASED UPON (a) TELERATE, ITS AFFILIATES OR INDEPENDENT DISTRIBUTORS ENGAGING IN ACTIVITIES WHICH EXCEED THE SCOPE OF THE LICENSES GRANTED TO TELERATE IN SECTION C, (b) A BREACH OR VIOLATION BY TELERATE, ITS AFFILIATES OR INDEPENDENT DISTRIBUTORS OF ANY OF THE PROVISIONS OF SECTION I OR SECTION M, OR (c) ANY MISUSE, IMPROPER OR UNLAWFUL USE OR MISAPPROPRIATION OR

INFRINGEMENT BY TELERATE, ITS AFFILIATES OR INDEPENDENT DISTRIBUTORS OF ANY TRADEMARK, SERVICE MARK, COPYRIGHT, TRADE SECRET, OTHER INTELLECTUAL PROPERTY OR CONFIDENTIAL OR PROPRIETARYINFORMATION OF OMEGA.

     2. USE. If a temporary restraining order, preliminary injunction or final injunction is obtained against Telerate's (or Telerate's customers') use of the Telerate Version of SuperCharts Products due to an infringement of a patent or copyright, or an appropriation of a trade secret, Omega will promptly, at its option and sole expense, either (a) procure for Telerate (and Telerate's customers) the right to continue using the Telerate Version of SuperCharts Products in its then current phase of development, or (b) replace or modify the Telerate Version of SuperCharts Products in its then current phase so that it no longer infringes such patent or copyright or constitutes an appropriation of a trade secret; or if Omega is unable to promptly effect (a) or (b) above, then,
(c), as Telerate's sole and exclusive remedy, accept Telerate's return of the Telerate Version of SuperCharts Products (in which event this Agreement shall be deemed terminated) and refund to Telerate, subject to the provisions of Subsection 1 above, the full amount of Telerate's actual damages sustained as a result of the infringement or appropriation up to the total amount paid by Telerate to Omega to date under this Agreement.

M. CONFIDENTIALITY; TRADE SECRETS.

   The parties recognize and acknowledge that, in connection with this Agreement, they may disclose to each other confidential or proprietary information (the "Confidential Information"). "Confidential Information" shall mean the terms of this Agreement (as to both parties), the Telerate-Provided Materials, the Records and the statements to be rendered by Telerate to Omega pursuant to this Agreement (as to Telerate), the Source Code, the Object Code, and the Executable Code for SuperCharts, SuperCharts Special Edition and the Telerate Version of SuperCharts Products (as to Omega), as well as any other information or data received by either party from the other which has been marked "Proprietary and Confidential" by the disclosing party, or in respect of which the receiving party has received from the disclosing party specific written notice of its proprietary and confidential nature. Each party agrees to use the Confidential Information solely as contemplated under this Agreement and to hold in confidence and to protect all Confidential Information against disclosure to unauthorized third parties by using the same standard of care as it applies to its own confidential or proprietary information. All materials and documents supplied hereunder shall be and remain the property of the disclosing party, and the receiving party agrees to limit dissemination of, and access to, such materials and documents to its personnel having a need to know and agrees to return or destroy all such materials and documents (including purging any electronically stored records) upon request of the disclosing party. The above restrictions shall not apply to information in the public domain or generally known or which the receiving party can demonstrate has been independently developed by it prior to disclosure or was otherwise known to the receiving party prior to disclosure or was rightfully acquired by the receiving party from third parties, or which is approved for release by the written authorization of the disclosing party, or which is required to be disclosed by law or regulation (including in connection with any securities filings, reports or prospectuses made or distributed or required to be made or distributed by either party). In addition to and without limitation of the foregoing, (a) Telerate acknowledges and agrees that the Source Code, Object Code and Executable Code for SuperCharts, SuperCharts Special Edition and the Telerate Version of SuperCharts Products (as same may be enhanced by Omega) contain and will contain trade secrets of Omega, and Telerate further agrees that it shall not (i) in any way attempt to discern Omega's trade secrets or proprietary information relating to SuperCharts, SuperCharts Special Edition or the Telerate Version of SuperCharts Products (as same may be enhanced), including without limitation the Source Codes, Object Codes and Executable Codes therefor (unless such discernment is not a violation of this Agreement or the escrow agreement referred to in

Section J or a result of disclosures made by Omega to Telerate), or (ii) disassemble or decompile the subject software, or perform any like operation commonly known as "reverse engineering" with respect thereto, and (b) Omega acknowledges and agrees that the current Telerate twin environment API included in the Telerate-Provided Materials, as same may be modified, shall not be used by Omega for any purpose other than in connection with the license granted hereunder; provided, however, that the foregoing prohibition shall not apply to the current Telerate twin environment API, as same may be modified, if, but only if, Telerate publishes such current or modified Telerate twin environment API to the information industry in a general announcement for the purpose of making such API, as same may have been modified, freely available without charge by Telerate and creating an "open system" by which computer software publishers may deal directly with Telerate subscribers whose devices employ such API, as same may have been modified. Omega acknowledges that Telerate may, during and following the term of this Agreement, subject, however, to the consequences set forth in Section C.3(a) to the extent applicable, engage in active efforts to develop a Real-Time product which is compatible with its data feeds that performs many of the same, or similar, functions as those performed by the Telerate Version of SuperCharts Products (as same may be enhanced pursuant to this Agreement). Omega recognizes and agrees that the general functionality (i.e., system testing, system automation, indicators, alerts on indicators, system optimization, generation of commentary on the interpretation of an indicator, and color coding of bar charts based upon user-defined criteria, use or display of bar charts, candlestick charts, point and figure charts, market profiles, multiple bar charts on a screen, bar charts and studies on a screen, sizeable chart windows, printing functions such as chart printing (WYSIWYG), data printing (tabular printing), automated printing and full historical printing (all data in history), and functions and displays such as password-based security, password-based permissioning, display of quotations and news with charts, automatic display of system alerts and alarms, storage of multiple pages (trade plans) in memory (RAM or on disk), retrieval of historical data from offsite data source (manual and automatic), saving charts and data to disk, sharing charts and data over network, user editing of historical data and user-defined data items) performed and to be performed by SuperCharts, SuperCharts Special Edition and/or the Telerate Version of SuperCharts Products, respectively, as between Omega and Telerate, do not constitute trade secrets of Omega. However, the parties acknowledge that the particular ways in which SuperCharts, SuperCharts Special Edition and the Telerate Version of SuperCharts Products implement, present and offer (or will implement, present and offer, as the case may be) such functionality may contain protectable copyrights and trade secrets of Omega.

N.  TERM; EVENTS OF DEFAULT; AND TERMINATION.

    1. TERM. The term of this Agreement shall commence on the date hereof and, provided that Acceptance occurs, shall, subject to each of the early termination events specified in this Agreement, terminate on January 12, 2003.

    2. EVENTS OF DEFAULT.

       (a) EVENTS. Any one or more of the following shall constitute an Event of Default hereunder:

              (i) TELERATE MONETARY BREACH. Telerate fails to pay, when due, any amount required to be paid by it under Section D of this Agreement, if such payment is not made within thirty (30) days after Omega gives Telerate notice of such failure to pay.

              (ii) OTHER BREACHES. (A) Omega fails materially (it being understood that if the agreement or obligation in question is already subject to a materiality standard, the use of the word material here shall not further alter such standard) to comply with or perform any agreement or obligation hereunder (or either William Cruz or Ralph Cruz, in cases where he is not acting on behalf of Omega, takes any action or enters into any transaction which would, if done by or on behalf of Omega, constitute a material failure to comply with or perform an agreement or obligation of Omega hereunder) if such failure is not remedied on or before the thirtieth day after notice of such failure; provided, however, that, in the event such failure cannot, through the use of commercially reasonable efforts, reasonably be remedied within such 30-day period, if Omega commences to remedy the failure within said 30-day period and diligently proceeds with such remedy until it is completed, no Event of Default shall be deemed to have occurred, or (B) Telerate fails materially (it being understood that if the obligation or agreement in question is already subject to a materiality standard, the use of the word material here shall not further alter such standard) to comply with or perform any agreement or obligation hereunder (other than failure to make a payment, which is covered by Subsection
(i) above) if such failure is not remedied on or before the thirtieth day after notice of such failure; provided, however, that, in the event such failure cannot, through the use of commercially reasonable efforts, reasonably be remedied within such 30-day period, if Telerate commences to remedy the failure within said 30-day period and diligently proceeds with such remedy until it is completed, no Event of Default shall be deemed to have occurred.

              (iii) BREACHES OF REPRESENTATIONS. A representation or warranty made or deemed to have been made hereunder by Omega or Telerate (as the case may be) proves to have been false or misleading in any material respect when made and the effects of the materially false or misleading representations and warranties are material and adverse to the other party and such effects cannot be cured or eliminated within a reasonable period of time after notice thereof.

              (iv) VOLUNTARY BANKRUPTCY. Omega or Telerate (as the case may be)
(A) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporation or other similar law now or hereafter in effect that authorizes the reorganization or liquidation of such party or its debts or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (B) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) makes a general assignment for the benefit of creditors, or (D) admits in writing its inability to pay its debts as they become due, or (E) takes any corporate action to authorize any of the foregoing.

              (v) INVOLUNTARY BANKRUPTCY. An involuntary case or other proceeding shall be commenced by persons that are not bound by this Agreement against Omega or Telerate (as the case may be) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or an order is entered by a court of competent jurisdiction affecting substantially all of the property or affairs of Omega or Telerate (as the case may be) under bankruptcy, insolvency or other similar laws as now or hereafter in effect and such order shall remain undismissed and unstayed for a period of sixty (60) calendar days.

         (b) EFFECT OF TELERATE MONETARY DEFAULT. Upon the occurrence of an Event of Default described in Section N.2(a)(i), in addition to any other rights and remedies available to Omega (including, without limitation, the right to recover all amounts not paid, together with statutory, pre-judgment and post-judgment interest thereon), Omega shall be entitled, in its sole discretion, to elect to terminate this Agreement and the licenses granted to Telerate hereunder immediately upon written notice to Telerate.

         (c) EFFECT OF OTHER DEFAULTS. Subject to the provisions of Section F.2 and Section L, upon the occurrence of any other Event of Default by either party, in addition to any other rights and remedies available to the non-defaulting party, the non-defaulting party shall be entitled, in its sole discretion, to terminate this Agreement upon thirty (30) days' prior written notice to the defaulting party. In addition, upon the termination of the TradeStation Agreement for any reason, either party to this Agreement may, within the 60-day period following the termination of the TradeStation Agreement, terminate this Agreement upon thirty (30) days' prior written notice to the other party.

         (d) REMEDIES UPON ORDER FOR RELIEF BEING ENTERED UNDER BANKRUPTCY CODE. If an Event of Default described in Section N.2(a) (iv) or (v) shall have occurred with respect to Omega, and an order for relief pursuant to 11 U.S.C. /section/101, ET SEQ., as amended or supplemented from time to time (the "Bankruptcy Code") shall have been entered, Telerate may without any further action or notice and at its sole discretion, either (i) deem this Agreement to be terminated effective as if such termination had occurred immediately before the date of entry of any such order for relief; (ii) seek to obtain upon an expedited basis such approval from a court of competent jurisdiction as may actually be necessary and required to effect immediate termination of this Agreement; or (iii) seek to obtain upon an expedited basis such approval from a court of competent jurisdiction as may actually be necessary and required to compel Omega or its trustee-in-bankruptcy to assume or reject this Agreement. Each of the parties hereto specifically agrees that (a) each of the termination provisions contained in this Section has been specifically bargained for, (b) each party has consented to termination of this Agreement at the time and in the manner authorized by this Section and (c) neither party shall in any way attempt or assist any other party that may attempt to delay, oppose or avoid any such termination of this Agreement.

         (e) RIGHTS AND OBLIGATIONS OF PARTIES PENDING ASSUMPTION OR REJECTION OF THIS AGREEMENT IN THE EVENT OF BANKRUPTCY OF OMEGA. In the event of the commencement of a case under the Bankruptcy Code by or against Omega, and during the period prior to the entry of an order directing or authorizing Omega or its trustee-in-bankruptcy to assume, reject or otherwise terminate this Agreement, Telerate may exercise its rights under Section 365(n) of the Bankruptcy Code, as such section may be amended or supplemented from time to time, and the exercise of such rights or resort to any remedies provided thereunder shall not be deemed the exclusive rights and/or remedies available to Telerate, but Telerate is entitled to obtain any relief to the fullest extent provided by applicable bankruptcy or nonbankruptcy law (except as limited by this Agreement).

         (f) RIGHTS AND OBLIGATION OF PARTIES AFTER REJECTION OF THIS AGREEMENT IN THE EVENT OF BANKRUPTCY OF OMEGA. Omega specifically acknowledges and agrees that, in addition to the rights and remedies of Telerate under Section 365(n) of the Bankruptcy Code, as such section may be amended or supplemented from time to time, the rights and remedies of Telerate set forth in this Section have been specifically bargained for and Omega will not attempt to delay or oppose Telerate's exercise of such rights:

              (i) Omega or its trustee-in-bankruptcy shall allow Telerate without any interference by Omega or its trustee-in-bankruptcy to exercise all of its rights, including rights to prosecute or complete pending applications for trademarks and service marks for the Telerate Version of SuperCharts Products or to seek other necessary governmental action and to take such actions as may be necessary to prevent infringement on, or violation of, any exclusive rights granted to Telerate by this Agreement; and

              (ii) In the event that Omega's trustee-in-bankruptcy rejects this Agreement or refuses to assume it (and Telerate does not elect to terminate this Agreement), Telerate shall be entitled to have access to and use, and Omega shall not interfere with Telerate's right to use, the Source Code, Object Code, Executable Code and Documentation relating to the Telerate Version of SuperCharts Products and any Enhancements thereof in accordance with this Agreement, and, as to the Source Code, in accordance with, and as limited by, the provisions of SECTION J hereof and the escrow agreement to be executed pursuant thereto.

         (g) SUPPLEMENTARY AGREEMENT. The parties further acknowledge and agree that all provisions relating to the escrow arrangement constitute a supplementary agreement as such term is used in Section 365(n) of the Bankruptcy Code.

         (h) SEVERABILITY. The provisions set forth in Sections N.2(c) through
(g) shall be deemed to be material nonseverable parts of the Agreement.

    3. EFFECT ON SUBSCRIBERS. Upon termination of this Agreement for any reason, including, without limitation, the expiration hereof, Telerate may not enter into any new subscriptions or other agreements or arrangements for the use of the Telerate Version of SuperCharts, or agree to increase, or increase, the number of Stand-Alone Units, Workstations or users with respect to any subscriptions, or make any further distribution whatever, direct or indirect, of the Telerate Version of SuperCharts Special Edition. Any existing subscriptions, as of the date of termination, for the Telerate Version of SuperCharts may be continued until the expiration of such subscriptions and renewed (provided that no additional users, Stand-Alone Units or Workstations are added) pursuant to the terms of such subscriptions, and Telerate shall be obligated to continue to pay, and Omega will continue to receive, Royalty Fees for, and other amounts due hereunder in respect of or based upon, such existing subscriptions for as long as the Telerate Version of SuperCharts is in use. At termination, Telerate shall provide to Omega a complete and accurate list of all then current subscribers and customers for the Telerate Version of SuperCharts (as well as a list of all customers, subscribers and end users to whom the Telerate Version of SuperCharts Special Edition has been delivered), which shall, for each subscriber and customer using the Telerate Version of SuperCharts, set forth the expiration date of the subscription (or indicate that it is renewable on a periodic basis, identifying the period, if appropriate) and which shall include all other information required to be included in the statements required to be delivered by Telerate under Section
D.4 hereof. Such statements shall continue to be rendered on a monthly, quarterly and annual basis (in the manner set forth in Section D.4) until all subscriptions for, and uses of, the Telerate Version of SuperCharts have ceased. The expiration or other termination of this Agreement shall not affect or impair Omega's audit and inspection rights granted hereunder, or Telerate's duties to maintain the Records, which shall continue at least until all subscriptions for and uses of the Telerate Version of SuperCharts have terminated and a full and final audit has been conducted by Omega, and until all disputes, if any, concerning payment of Royalty Fees and other amounts due hereunder have been fully and finally resolved.

O.   NON-SOLICITATION.

     To the fullest extent permitted by law, Omega agrees not to solicit the employment of or employ any employee of Telerate or any of its Affiliates, and Telerate agrees not to solicit the employment of or employ any employee of Omega or any of its Affiliates, in each case, during the period commencing the date hereof and ending on the date that is twenty-four (24) months following the expiration or termination of this Agreement;

provided, however, in no event shall such period of restriction terminate prior to June 30, 1998.

P.   MISCELLANEOUS.

     1. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered in person or sent by commercial overnight courier (such as FedEx) or certified mail, return receipt requested:

        (a)  If to Telerate, to:

             Dow Jones Markets, Inc.
             One World Financial Center
             200 Liberty Street
             New York, NY  10281
             Attention: President

             with a copy to:

             Dow Jones Markets, Inc.
             One World Financial Center
             200 Liberty Street
             New York, NY  10281
             Attention: Legal Department

        (b)  If to Omega, to:

             Omega Research, Inc.
             8700 West Flagler Street
             Suite 250
             Miami, Florida  33174
             Attention: William and Ralph Cruz
                with a copy to:

                Rubin Baum Levin Constant
                  Friedman & Bilzin
                2500 First Union Financial Center
                200 S. Biscayne Boulevard
                Miami, Florida  33131
                Attention:  Marc J. Stone, Esq.,

or to such other addresses as may be stipulated in writing by the parties pursuant hereto. Unless otherwise provided, notice shall be effective on the date it is officially recorded as delivered by return receipt, the courier service, or equivalent.

    2. FORCE MAJEURE. No party hereto shall be deemed to be in default of any provision of this Agreement, or in default for failures in performance, resulting from acts or events beyond the reasonable control of such party (such acts shall include but not be limited to, acts of God, or civil or military authority, civil disturbance, war, strikes, fire, lightning, hurricanes, tornado, power outages, or other similar catastrophes or events).

    3. AMENDMENT. This Agreement may not be amended except by written instrument executed by each of the parties hereto.

    4. BINDING AGREEMENT; ASSIGNMENT.

       (a) GENERAL. This Agreement shall be binding upon and shall inure to the benefit of the parties and the parties' respective successors at law and permitted assigns. Neither this Agreement nor any obligations or duties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party; provided that each party shall be entitled without such consent to assign its rights and obligations hereunder to any Affiliate or in connection with a sale (direct or indirect, by merger, sale of capital stock or otherwise) of all or substantially all of its assets; provided, however, if Omega directly or indirectly (by merger, sale of capital stock or otherwise) sells all or substantially all of its assets to one of the Telerate Competitors, Telerate may, within the thirty (30) day period following written notice from Omega that Omega has signed a contract to sell, or has sold, substantially all of its assets (directly or indirectly, by merger, sale of capital stock or otherwise) to a Telerate Competitor, terminate this Agreement by giving written notice to Omega to that effect within such thirty (30) day period. Termination of this Agreement in this circumstance shall occur and be effective on the date such notice of termination is given (unless the term of this Agreement has expired prior thereto).

         (b) SALE OF OMEGA TO TELERATE COMPETITOR. In the event, but only in the event, that Telerate so terminates this Agreement following said notice of sale of Omega to a Telerate Competitor, (i) Telerate shall have a non-exclusive one-year license to continue to sell new subscriptions for the Telerate Version of SuperCharts as permitted hereunder (but the non-competition obligations of Omega, William Cruz and Ralph Cruz shall, as of the date of termination, automatically cease and be of no further force or effect),
(ii) such non-exclusive license shall terminate on the first anniversary of the date of termination of this Agreement, (iii) it is understood that Omega shall, in this circumstance of termination only, continue to be bound by its maintenance and support obligations under Section F, but shall not continue to be bound by any obligation to develop any Enhancements for the Telerate Version of SuperCharts Products or to perform any other action or obligation under this Agreement, (iv) Telerate's obligation to pay Royalty Fees, render statements and maintain Records shall continue to be in force; and (v) the escrow agreement described in Subsection J shall, as contemplated in the form of escrow agreement attached, be extended for such additional year.

         (c) THIRD PARTIES. No parties other than Telerate and Omega, and their respective successors at law and permitted assigns (provided that such successors or permitted assigns have expressly assumed this Agreement in writing), shall have any right or standing to assert or enforce any right or obligation under this Agreement.

    5. HEADINGS. The headings of sections and paragraphs herein, and the "WHEREAS" clauses contained on pages 1 and 2 of this Agreement, are included for convenience of reference or context and shall not control the meaning or interpretation of any of the provisions of this Agreement.

    6. SURVIVAL. The provisions of this Section and of SECTIONS A, B.7, D, I, K, L.1, M, N AND O ONLY shall survive any termination or expiration of this Agreement.

    7. GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of New York, other than laws relating to conflicts of law.

    8. SEPARABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of the Agreement, or the application of such provision to persons or circumstances as to which it is not held to be invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

    9. ENTIRE AGREEMENT. This Agreement, together with all Exhibits, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous and contemporaneous verbal and written agreements relating to such subject matter.

    10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

    11. CONSTRUCTION. The parties acknowledge and confirm that this Agreement and each of the Exhibits hereto have been heavily and thoughtfully negotiated by the parties over an extended period of time and that any ambiguities contained herein or therein shall therefore not in any manner be construed against the draftsman or alleged draftsman hereof or thereof.

    IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement as of the day first above written. DOW JONES MARKETS, INC. OMEGA RESEARCH, INC.


By:   /S/JULIAN B. CHILDS           By:   /S/WILLIAM CRUZ
     --------------------              ------------------
     Julian B. Childs                  William Cruz
     Title: EVP                        President

                                  EXHIBIT INDEX

        EXHIBIT                              DESCRIPTION

           A                              Definitions

           A-1                            Description of Telerate-
                                          Provided Materials

           A-2                            Description of Data Feeds
                                          for Telerate Version of
                                          SuperCharts Products

           B                              Noncompetition Agreement
                                          of William Cruz and Ralph
                                          Cruz

           C                              Form of Escrow Agreement

           D                              QA Test Script (Telerate
                                          Version of SuperCharts)

           E                              Trademark License

           F                              QA Test Script (Telerate
                                          Version of SuperCharts
                                          Special Edition)

                                    EXHIBIT A

                                   DEFINITIONS


ACCEPTANCE; ACCEPTED:

      When the Telerate Version of SuperCharts Products has successfully completed Quality Assurance Testing as described in Section B of the Agreement.

ACCEPTANCE DATE:

      The date Telerate has Accepted or is deemed to have Accepted the Telerate Version of SuperCharts Products as described in Section B of the Agreement.

AFFILIATE:

      With respect to any individual or entity, any other individual or entity, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with the original individual or entity.

CONTROL:

      The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of any securities, by contract or otherwise.

DATA FEED OR DATA FEED:

      "Data Feed" or "data feed" means a type or category of financial market data (e.g. equity prices) of a certain quality, detail and content, formatted in a particular way or ways, for delivery to subscribers.

DOCUMENTATION:

      All existing written descriptive and instructional information published by Omega for use by SuperCharts customers relating to the use and operation of SuperCharts Version 4 for application to Real-Time data, as same shall be appropriately modified by Telerate pursuant to this Agreement to become the documentation for the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition (as the case may be).

ENHANCEMENT:

      Any improvement or upgrade to the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special
      Edition, whether minor or substantial.

ERROR:

      Any failure of the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition to perform the applicable functions or conform to the Specification.

EXECUTABLE CODE:

      With respect to SuperCharts, SuperCharts Special Edition, the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition, a set of machine readable instructions that has been assembled or compiled from the Source Code and Object Code and linked and that can operate on the appropriate computer without further compiling, assembling or linking.

INCREMENTAL FEE:

      With respect to each individual use of the Telerate Version of SuperCharts for which a Royalty Fee is payable, the gross amount charged by Telerate in United States Dollars to a Telerate subscriber pursuant to the subscription for such use of the Telerate Version of SuperCharts (i.e., per Workstation), not including sales and similar taxes, if any, added to the price thereof which are remittable by Telerate. The Incremental Fee shall not be reduced by royalties or other amounts or consideration paid to Independent Distributors or others or any other amounts except for said taxes. If, with respect to any subscription, the Telerate Version of SuperCharts is bundled with, sold together with, or incorporated into, one or more other computer programs or products of Telerate (a "bundle") for one combined price (a "bundled selling price"), for the purposes of calculating the Incremental Fee hereunder: the separate list price of each product included in the bundle (including the list price for the Telerate Version of SuperCharts) will be added together (the "non-bundled combined price"); if the non-bundled combined price equals the bundled selling price, the Incremental Fee will be the list price for the Telerate Version of SuperCharts; if the non-bundled combined price exceeds the bundled selling price, each list price included in the non-bundled combined price shall be reduced PRO RATA until the non-bundled combined price equals the bundled selling price, and the Incremental Fee shall equal the list price for the Telerate Version of SuperCharts as so reduced on such PRO RATA basis.

INDEPENDENT DISTRIBUTORS:

      Unaffiliated entities who distribute Telerate products and services on behalf of Telerate on a commission or royalty basis.

MATERIAL ERROR:

      Any Error which materially impairs the subscriber's ability to use as a whole the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition or any Error which substantially impairs the value of such program for the typical end user.

MODIFICATION:

      A change or addition to the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition that establishes conformity of the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition to the Specification, or a procedure or routine that eliminates the practical adverse effect on Telerate's subscribers of such a nonconformity which was observed in the regular operation of the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition (and is capable of being consistently duplicated).

OBJECT CODE:

      With respect to SuperCharts, SuperCharts Special Edition, the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition, a set of machine readable instructions generated by the compilation of the Source Code.

PERSON:

      Any entity or individual.

PLATFORM:

      "Platform" means the software through which particular financial market data delivered on a Real-Time basis is made available to a subscriber for such financial market data, and which constitutes a product of the data vendor in the sense that such software may include various features and functions relating to the manner in which the financial market data delivered is accessed, received, displayed and may be used. All references in the Agreement to the Dow Jones Workstation Platform mean the product known as "Dow Jones Workstation" and NOT the product known as "Dow Jones Platform" or the TTRS system.

QA TEST SCRIPT:

      The test script to be used to conduct the Quality Assurance Testing, a copy of which is attached as Exhibit D with respect to the Telerate Version of SuperCharts and Exhibit F with respect to the Telerate Version of SuperCharts Special Edition, which, if capable of being followed in all material respects, will establish the conformance of the Telerate Version of SuperCharts Products to the Specification. Within thirty (30) days following the date of the Agreement, the parties shall jointly develop a more detailed QA Test Script, which, once completed and agreed upon by the parties, shall serve as the QA Test Script for all purposes of the Agreement. The parties agree to cooperate in good faith to develop jointly and agree upon such more detailed QA Test Script within said 30-day period. If such more detailed QA Test Script is not jointly developed and agreed upon within said

      30-day period, the QA Test Script attached as Exhibit D with respect to the Telerate Version of SuperCharts and Exhibit F with respect to the Telerate Version of SuperCharts Special Edition shall serve as the QA Test Script for all purposes of the Agreement. The purpose of developing a more detailed QA Test Script is not to expand the functionality that is to be developed or demonstrated by the Telerate Version of SuperCharts Products (as described in Exhibit D with respect to the Telerate Version of SuperCharts and Exhibit F with respect to the Telerate Version of SuperCharts Special Edition), but rather to specify in more detail the testing procedures that will be used to determine whether the more general guidelines set forth in Exhibit D with respect to the Telerate Version of SuperCharts and Exhibit F with respect to the Telerate Version of SuperCharts Special Edition have been met.

QUALITY ASSURANCE TESTING:

      The testing of the Telerate Version of SuperCharts Products in accordance with the QA Test Script to determine whether the Telerate Version of SuperCharts Products conforms to the Specification, and each such subsequent testing performed prior to Acceptance to determine whether or not Acceptance has occurred, as described in Section B.

REAL-TIME:

      With respect to the SuperCharts program or any similar program, software that receives and displays data on a "real-time" or instantaneous basis, and which is not delayed in any fashion, or which displays data on no longer than a 10-minute delay basis. "Real-Time," as used in the Agreement in relation to any existing or future software product of Omega, means only SuperCharts and SuperCharts Special Edition and any future financial market charting and technical analysis product which has substantially all of the same functions and features, and is used for substantially all of the same purposes, as SuperCharts and SuperCharts Special Edition and is competitive with the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition.

ROYALTY COMMENCEMENT DATE:

      The date the first subscription for or use of the Telerate Version of SuperCharts is received or occurs for which a Royalty Fee is payable pursuant to the Agreement.

SELL; SALE; SELLING:

      The terms "sell", "sale" and "selling", as they relate to the exploitation by Telerate of its rights under the Agreement, mean the sublicensing by Telerate, its Affiliates and Independent Distributors (on behalf of Telerate or Telerate's Affiliates) pursuant to the Agreement of the Telerate Version of SuperCharts to subscribers, customers and other end-users under subscriptions or similar arrangements providing for periodic payment therefor by such subscribers, customers and other end users, and do not refer to the sale or disposition, as such words are commonly understood, of the Telerate Version of SuperCharts or rights therein.

SOURCE CODE:

      With respect to SuperCharts, SuperCharts Special Edition, the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition, the form of code which is human readable and which can be translated by a compiler or assembler for execution on a computer. The Source Code will be in a language that is customarily understood by competent computer programmers (e.g., C, C++, Assembly Language).

SPECIFICATION:

      Specification, as it relates to the Telerate Version of SuperCharts, means that the Telerate Version of SuperCharts will have the same functionality in all material respects as SuperCharts, as reflected in the documentation for SuperCharts, except that the Telerate Version of SuperCharts will not have system testing, automation or tracking functions or features and except that the Telerate Version of SuperCharts will be designed to run on a 32-bit, rather than 16-bit, CPU. Specification, as it relates to the Telerate Version of SuperCharts Special Edition, means that the Telerate Version of SuperCharts Special Edition will have the same functionality in all material respects as those functions of SuperCharts which have been included by Omega (in its sole discretion) in the Telerate Version of SuperCharts Special Edition.

STAND ALONE SUBSCRIBER:

      Stand Alone Subscriber shall mean any subscriber who subscribes to the Telerate Version of SuperCharts from Telerate or its Affiliates or Independent Distributors, as, when and so long as used or to be used pursuant to such subscription on Stand Alone Unit(s).

STAND-ALONE UNIT:

      A Stand-Alone Unit is one computer that will run the Telerate Version of SuperCharts but will not be linked by network to any other computers. However, (i) if such computer is providing access to the Telerate Version of SuperCharts on more than one screen, each such screen shall constitute a separate Stand-Alone Unit, and (ii) if any such screen may be accessed by more than one keyboard, each additional keyboard shall constitute a separate Stand-Alone Unit.

SUPERCHARTS:

      That version of Omega's financial market data charting and technical analysis program known as SuperCharts 4 that operates in Real-Time.

SUPERCHARTS SPECIAL EDITION:

      A "scaled-down" version of SuperCharts developed or to be developed by Omega, containing (and omitting) such features and functions as Omega shall, initially and from time to time, in its sole and absolute discretion, determine, but which shall contain, at a minimum, the features and functions set forth in Exhibit F.

TELERATE COMPETITORS:

      Bloomberg, Reuters, Knight-Ridder, Commodity Quote Graphics, Bridge and such parties' Affiliates and successors, whether currently existing or existing in the future. The parties acknowledge and agree that, notwithstanding anything in the foregoing definition of "Telerate Competitors" to the contrary, neither any data vendor which, nor the business of any such data vendor which, is acquired by any of the Telerate Competitors listed above, nor any successor company created by any such Telerate Competitor to succeed to such business (if any), shall be deemed a Telerate Competitor for purposes of the Agreement unless such data vendor was, or the business acquired was owned by, one of the Telerate Competitors listed above. However, if the acquired company or business is used as a conduit for data feeds of the Telerate Competitors which are substantially similar to the data feeds of Telerate (as described in prohibited by Section C.3 of the Agreement), such acquired company or business shall be deemed a Telerate Competitor.

TELERATE-PROVIDED MATERIALS:

      The equipment and materials to be provided to Omega at its request to develop the Telerate Version of SuperCharts Products as specified in Exhibit A-1 hereto.

TELERATE VERSION OF SUPERCHARTS:

      A version of SuperCharts that is generally compatible with the data feeds generated by Telerate and its Affiliates (such data feeds are specified in Exhibit A-2 hereof) and, assuming no Enhancement is required, similar data feeds of Telerate and its Affiliates which may be generated during the term of the Agreement.

TELERATE VERSION OF SUPERCHARTS PRODUCTS:

      Collectively, the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition.

TELERATE VERSION OF SUPERCHARTS SPECIAL EDITION:

      A version of SuperCharts Special Edition that is generally compatible with the data feeds generated by Telerate and its Affiliates (such data feeds are specified in Exhibit A-2 hereof) and, assuming no Enhancement is required, similar data feeds of Telerate and its Affiliates which may be generated during the term of the Agreement.

TRADESTATION AGREEMENT:

      That certain Software License, Maintenance and Development Agreement, dated August 26, 1994, as amended, between Telerate and Omega.

WORKSTATION:

      A Workstation is one computer receiving or able to access Telerate data (regardless of what software programs are being used in connection with such data), in or from which the Telerate Version of SuperCharts would reside or could be accessed either alone or with other applications and utilities, and which would remain linked by a network with one or more other computers which will also have Telerate data. However, (i) if such computer is providing access to the Telerate Version of SuperCharts on more than one screen, each such screen shall constitute a separate Workstation, and (ii) if any such screen may be accessed by more than one keyboard, each additional keyboard shall constitute a separate Workstation. A single network may have many Workstations.

WORKSTATION SUBSCRIBER:

      Any subscriber which subscribes to the Telerate Version of SuperCharts from Telerate or its Affiliates or Independent Distributors, as, when and so long as used or to be used pursuant to such subscription on one or more Workstations.

                                   EXHIBIT A-1

                   DESCRIPTION OF TELERATE-PROVIDED MATERIALS

To be delivered and fully installed at Omega's premises:

      1. 2 fully functional TeleTrac units (hardware, software and fully enabled data feed), fully enabled as to capability with Telerate data available through the data feed.

      2. 1 Twin Server (hardware, software and all applicable data feeds).

      3. Software and enablement for ten workstation sites running off the Twin Server.

      4. 15 copies of complete and detailed specifications for the current Telerate twin environment API (with sufficient detail to enable Omega to modify SuperCharts to be compatible with such environment).

To be delivered and fully installed at Cruz residence in Gables Estates,
Florida:

          One copy of software (and full enablement including all data available on the data feed) of the upcoming Telerate Twin environment which allows for the server and the workstation software to be running on the same computer.

Plus: all other materials, equipment, information and assistance required by0 Omega from time to time in connection with the development of the Telerate Version of SuperCharts Products.

                                   EXHIBIT A-2

                          DESCRIPTION OF DATA FEEDS FOR
                    TELERATE VERSION OF SUPERCHARTS PRODUCTS

      The Telerate data feeds currently known and referred to as:

           The Items Producer
           The QDS Producer
           The TWParser Producer

which constitute part of the Telerate Platform known as Dow Jones Workstation, and any additional data feeds which are made available in the future as part of Dow Jones Workstation to the extent that compatibility of such data feeds with the Telerate Version of SuperCharts is established pursuant to the Agreement.

                                    EXHIBIT B

                            NONCOMPETITION AGREEMENT

    NONCOMPETITION AGREEMENT, dated as of March 12, 1997, by and among WILLIAM CRUZ and RALPH CRUZ (collectively, the "Cruzes"), and DOW JONES MARKETS, INC. f/k/a DOW JONES TELERATE, INC., a York corporation ("Telerate").

                              PRELIMINARY STATEMENT

    Telerate and Omega Research, Inc., a Florida corporation currently owned by the Cruzes ("Omega"), have, on the date hereof, entered into a certain Software License, Maintenance and Development Agreement (the "License Agreement). Pursuant to Section C.3 of the License Agreement, Omega has made certain negative covenants to Telerate. In order to comfort Telerate that the Cruzes will not do outside of Omega what Omega cannot do directly pursuant to Section
C.3 of the License Agreement, the Cruzes have, subject to the important bargained-for limitations described below, agreed to be personally bound to the provisions of Section C.3 of the Agreement.

    NOW, THEREFORE, it is agreed as follows:

A. PRELIMINARY STATEMENT. The Preliminary Statement is true and correct and constitutes a part hereof.

    1. COVENANT. Each of the Cruzes covenants that he shall be bound personally to the covenants of Omega set forth in Section C.3 of the License Agreement, and that he will not take, and will refrain from taking, any action which Omega is prohibited from taking under said Section C.3 of the License Agreement. The Cruzes are not executing this document for any other purpose, and are in no way or manner guarantors or co-makers of any covenant or obligation of any kind or nature of Omega set forth in the License Agreement or any other agreement or instrument executed or delivered in connection therewith.

    2. LIMITATION OF LIABILITY. In the event that either of the Cruzes breaches this Agreement, Telerate's sole and exclusive remedy shall be to obtain from a court of competent jurisdiction a temporary restraining order, preliminary injunction and permanent injunction (for the period of restriction) enjoining the Cruzes from taking the actions prohibited in Section 2 above. Telerate shall have no right, in any circumstance, to seek or recover damages of any kind from either of the Cruzes for any reason or upon any theory (legal or otherwise) whatever, it being understood that the equitable relief described above is Telerate's sole and exclusive remedy (whether or not as a practical matter it is an effective remedy in the circumstances) for any breach by either or both of the Cruzes of this Agreement. The parties acknowledge, confirm and agree that the provisions of this Section 3 were specifically bargained for, and that the Cruzes would not have entered into this Agreement for the benefit of Telerate absent Telerate's absolute assurance that the Cruzes would never be personally responsible for or answerable in damages of any kind in the event of a breach hereof. In furtherance of the foregoing, Telerate hereby covenants that it will never sue either of the Cruzes personally (except to the extent necessary to obtain the equitable relief contemplated herein) with respect to any provision, obligation or covenant contained in the License Agreement, or any breach or violation thereof, or with respect to any transaction or matter arising out of or related to the License Agreement.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    /s/ WILLIAM CRUZ
                                    ----------------
                                    WILLIAM CRUZ

                                    /s/ RALPH CRUZ
                                    --------------
                                    RALPH CRUZ

                                    DOW JONES MARKETS, INC.

                               By:  /s/JULIAN B. CHILDS
                                    -------------------
                                    Julian B. Childs
                                    Title: EVP

                                    EXHIBIT C

                                ESCROW AGREEMENT

                            SOFTWARE ESCROW AGREEMENT

      SOFTWARE ESCROW AGREEMENT, dated ______________, 1997 (the "Agreement"), tby and among OMEGA RESEARCH, INC., a Florida corporation ("Omega"), DOW JONES MARKETS, INC. f/k/a DOW JONES TELERATE, INC., a New York corporation ("Telerate"), and SUNTRUST BANK/MIAMI, NATIONAL ASSOCIATION ("Escrow Agent").

                              PRELIMINARY STATEMENT

    Omega and Telerate are parties to that certain Software License, Maintenance and Development Agreement dated March 12, 1997 (the "License Agreement"). Pursuant to Section J of the License Agreement, Omega has agreed to deposit in escrow with Escrow Agent, on computer disk, the Source Code (and certain related materials) for the Telerate Version of SuperCharts and for the Telerate Version of SuperCharts Special Edition. This Agreement shall govern the terms and conditions of such escrow arrangement. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the License Agreement.

    NOW, THEREFORE, it is agreed as follows:

    1. SUPPLEMENTARY AGREEMENT. This Agreement is supplementary to the License Agreement. This Agreement is intended to provide certain guidance for the limited circumstances under which Telerate shall be entitled to access to the Source Code (and certain related materials) for the Telerate Version of SuperCharts and for the Telerate Version of SuperCharts Special Edition in order to protect certain of its interests under the License Agreement.

    2. NO INFERENCE OF TERMINATION. The description herein of the possible occurrences that would constitute a Release Event (as defined below), and the consequences thereof, shall create no presumption that Omega or its trustee in bankruptcy should be permitted to reject or terminate this Agreement under applicable law. The parties agree that such a rejection or termination would be prejudicial to Telerate's interests. This Agreement is not intended to diminish, enlarge, modify or impair, and this Agreement shall not diminish, enlarge, modify or impair, any right or obligation of any party under the License Agreement.

    3. ESCROW DEPOSIT. Within ten (10) days following the Acceptance Date, Omega shall deposit with Escrow Agent, and Escrow Agent shall accept the deposit of, in a sealed envelope, the Source Code, on computer disk, for each of the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition, together with such programmers notes and instructions as have been prepared by Omega in the normal course of its operations in connection with the creation of such Source Code (collectively the "Escrowed Code"). Omega shall, promptly after such deposit is made, notify Telerate of that fact. Escrow Agent shall hold and maintain the Escrowed Code at its premises at 777 Brickell Avenue, Miami, Florida, in a vault or safety deposit box, and shall not permit access thereto, or the release thereof, by or to any person or entity whatever, except as specifically permitted by this Agreement.

    4. SUPPLEMENTARY ESCROW DEPOSITS. Within ten (10) days following the completion and acceptance of any Enhancement to the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition developed by Omega, Omega shall deposit with Escrow Agent, and Escrow Agent shall accept deposit of, in a sealed envelope, such updated Source Code, on computer disk, for the Telerate Version of SuperCharts or the Telerate Version of SuperCharts Special Edition as so enhanced, together with such programmers notes and instructions as have been prepared by Omega in the normal course of its operations in connection with the creation of such updated Source Code (collectively, an "Updated Escrowed Code"). Omega shall, promptly after each such deposit is made, notify Telerate of that fact. Upon any such supplementary deposit by Omega, Escrow Agent shall return to Omega the Escrowed Code then held by Escrow Agent, and the Updated Escrowed Code shall then become the Escrowed Code for all purposes hereunder. Omega covenants to Telerate that each Source Code deposited into escrow pursuant to this Agreement, including the initial deposit, will be in a language that is customarily understood by competent computer programmers (e.g., C, C++, Assembly Language).

    5. RELEASE EVENTS. The following events constitute the only events upon which Escrow Agent is authorized to release the Escrowed Code to any person or entity (other than deposit of the Escrowed Code with a court as more fully explained later in this Agreement), or to allow access to the Escrowed Code by any person or entity (individually, a "Release Event," and, collectively, the "Release Events"):

         (a) VERIFICATION OF ESCROWED CODE. Within thirty (30) days following notice from Omega of the initial escrow deposit described in Section 3 above, and within thirty (30) days following notice from Omega of each supplementary escrow deposit described in Section 4 above, Telerate shall be afforded access to the Escrowed Code solely for the purpose of verifying that the Escrowed Code contains the then-current Source Code for the Telerate Version of SuperCharts and for the Telerate Version of SuperCharts Special Edition. In order to exercise such right, Telerate shall provide Omega and Escrow Agent with written notice to that effect within the applicable 30-day period ("Verification Notice"). Within five (5) business days following the delivery of the Verification Notice, Omega, Telerate and Escrow Agent shall schedule a mutually convenient date, not later than thirty (30) days following the delivery of the Verification Notice, on which a representative of Omega and a representative of Telerate shall meet at the offices of Escrow Agent to receive from Escrow Agent the sealed envelope containing the Escrowed Code. Escrow Agent shall deliver the Escrowed Code to Omega's representative. Each of Telerate and Omega shall confirm in writing in advance to Escrow Agent the name of its representative. Escrow Agent shall request appropriate photo identification from each representative prior to releasing the Escrowed Code to Omega's representative. Following said release of the Escrowed Code to Omega's representative, Omega's representative and Telerate's representative shall proceed to Omega's Miami office, where Telerate's representative will be permitted to verify, under Omega's supervision, that the Escrowed Code contains the Source Code for the then-current version of the Telerate Version of SuperCharts and for the Telerate Version of SuperCharts Special Edition. The verification procedure shall be exclusively as follows: the Telerate representative shall be permitted to compile the Source Code in order to enable such representative to generate an executable program for the Telerate Version of SuperCharts and for the Telerate Version of SuperCharts. Such representative may then take back with him to Telerate such executable program for the sole purpose of verifying that the Source Code is complete. In no event will such Telerate representative be permitted to take any notes, or to view any screen longer than is absolutely necessary to compile an executable program, or to remove or take with him or her any materials other than the compiled executable program. Following completion of the compilation of the executable program, the Escrowed Code, in the presence of the Telerate representative, shall be sealed in an envelope, and the Telerate representative and the Omega representative shall then proceed to the offices of Escrow Agent, whereupon the Escrowed Code will be redeposited with Escrow Agent, subject to future release only upon the occurrence of another Release Event.

         (b) FAILURE OF OMEGA TO CORRECT AN ERROR. In the event that Omega notifies Telerate that it is unable to correct an Error (other than an Insignificant Error), or an Event of Default under the License Agreement has occurred with respect to Omega based upon Omega's failure to correct an Error (other than an Insignificant Error), and Telerate has not terminated, or given notice of termination of, the License Agreement pursuant to any provision thereof other than Section P.4 thereof, and Telerate desires access to the Escrowed Code, Telerate shall deliver to Escrow Agent and to Omega an affidavit of Telerate, made by a duly authorized officer of Telerate (the "Correction Failure Affidavit"), stating, as applicable, that:

              (i) "Telerate is entitled to access to the Escrowed Code because Omega has notified Telerate that it is unable to correct an Error (other than an Insignificant Error), a copy of such notification from Omega being attached hereto [with such notification attached], and Telerate has not terminated, or given notice of termination of, the License Agreement pursuant to any provision thereof other than Section P.4 thereof", or

              (ii) "Telerate is entitled to access to the Escrowed Code because an Event of Default under the License Agreement has occurred with respect to Omega based upon Omega's failure to correct an Error (other than an Insignificant Error), and Telerate has not terminated, or given notice of termination of, the License Agreement pursuant to any provision thereof other than Section P.4 thereof," and

              (iii) "Omega has been delivered a true and complete copy of this affidavit on the date shown on the attached certified or registered mail receipt or commercial carrier receipt evidencing delivery to Omega on such date" [and attaching such receipt].

         Subject to Omega's right to serve a Counter Affidavit (defined and described below), at any time during the thirty (30) day period following the end of the fifth (5th) business day following delivery of the Correction Failure Affidavit, Escrow Agent shall, at Telerate's request, release the Escrowed Code to

Telerate. Upon receipt of the Escrowed Code in this circumstance, Telerate shall use the Escrowed Code solely for the purpose of correcting the Error(s) the failure of which to correct served as the basis for Telerate's right to have access to the Escrowed Code. If requested by Omega in writing or in Omega's Counter Affidavit, correction of said Error(s) will take place at Omega's offices under Omega's supervision, in which event the procedures for release and return of the Escrowed Code set forth in subsection (a) above shall be followed. In no event shall any copy be made of the Escrowed Code. Upon completion of correction of said Error(s), the Escrowed Code shall be sealed in an envelope and redeposited with Escrow Agent. Even if Omega does not elect to have the Error(s) corrected at its offices under its supervision, Omega shall have the right to have a representative be present for such resealing and redeposit procedure.

         (c) BANKRUPTCY OF OMEGA. In the event that an Event of Default occurs with respect to Omega under Section N.2(a)(iv) or (v) of the License Agreement, and Telerate does not terminate or give notice of termination of the License Agreement pursuant to any provision thereof other than Section P.4 thereof, and Omega's trustee in bankruptcy has expressly rejected the License Agreement or expressly refused to assume the License Agreement, and Telerate desires access to the Escrowed Code, Telerate shall deliver to Escrow Agent and to Omega an affidavit of Telerate, made by a duly authorized officer of Telerate (the "Bankruptcy Affidavit"), stating:

              (i) "An Event of Default has occurred with respect to Omega under Section N.2(a)(iv) or (v) under the License Agreement";

              (ii) "Telerate has not terminated and has not given notice of termination of the License Agreement pursuant to any provision thereof other than Section P.4 thereof";

              (iii) "Omega's trustee in bankruptcy has expressly rejected the License Agreement or has expressly refused to assume it, and a copy of the action of the bankruptcy court so rejecting or refusing to assume the License Agreement is attached" [and attaching a true, correct and complete copy of such action]; and

              (iv) "Omega has been delivered a true and complete copy of this affidavit on the date shown on the attached certified or registered mail receipt or commercial courier receipt evidencing delivery to Omega on such date" [and attaching such receipt].

         Subject to Omega's right to serve a Counter Affidavit, at any time during the thirty (30) day period following the end of the fifth (5th) business day following delivery of the Bankruptcy Affidavit, Escrow Agent shall, at Telerate's request, release the Escrowed Code to Telerate. Upon receipt of the Escrowed Code in this circumstance, Telerate may use the Escrowed Code, until the expiration or termination of the License Agreement, solely for the purpose of correcting Errors and providing maintenance and support to subscribers for the Telerate Version of SuperCharts and the Telerate Version of SuperCharts Special Edition, and if, but only if, Omega is in liquidation or has completely ceased operations, and Telerate has not terminated or given notice of termination of the License Agreement pursuant to Section P.4 thereof, to make Enhancements, any such Enhancements to be the property solely of Omega. In no event shall any copy be made of the Escrowed Code.

    6. TERM. This Agreement shall be effective as of the date hereof and shall continue to be effective until the earliest of (a) January 12, 2003 and (b) subject to the right of Telerate to deliver a Counter Affidavit, the date on which the Escrow Agent receives an affidavit from either Telerate or Omega (the "Termination Affidavit") (a copy of which shall be served on the non-serving party) stating that the License Agreement is or has been terminated pursuant to any provision thereof other than Section P.4 thereof, and that the non-serving party has been delivered a true and complete copy of the Termination Affidavit on the date shown on the certified registered mail receipt or commercial courier receipt attached (a copy of which shall be attached to the Termination Affidavit). Upon any such termination of this Agreement, Escrow Agent shall release the Escrowed Code to Omega, at Omega's request. If, however, Omega has delivered a Termination Affidavit, subject to Telerate's right to deliver a Counter Affidavit, Escrow Agent shall return the Escrowed Code to Omega promptly following the fifth (5th) business day following the delivery of the Termination Affidavit. If, at the time of such termination of this Agreement, Telerate is in possession of the Escrowed Code pursuant to this Agreement, Telerate shall, immediately upon termination, cease using the Escrowed Code for any purpose and promptly return it to Omega accompanied by a letter from Telerate affirming that Telerate has ceased using the Escrowed Code for any purpose, has used the Escrowed Code only as permitted hereunder, and has made no copies of any kind or nature of, or made or retained any notes or materials concerning, the Escrowed Code. (Omega shall have the right to request and receive from Telerate such a confirmatory letter following any release to Telerate hereunder of the Escrowed Code.) Notwithstanding anything to the contrary contained in this Agreement, if the Escrowed Code has not been returned to Omega by the Outside Termination Date, Escrow Agent shall release the Escrowed Code to Omega on or promptly following the Outside Termination Date, regardless of any conflicting or contrary instructions or objections which may be given by Telerate (including any Counter Affidavit), the parties agreeing that Telerate has no right whatever to make such an objection, and that Escrow Agent has no discretion upon the occurrence of the Outside Termination Date to do anything other than deliver the Escrowed Code to Omega.

    7. COUNTER AFFIDAVIT. In any case where Telerate has asserted the right of access to the Escrowed Code (whether pursuant to a Verification Notice, a Correction Failure Affidavit or a Bankruptcy Affidavit), or where Omega has asserted the right to be returned the Escrowed Code pursuant to a Termination Affidavit (as the case may be, a "Release Affidavit"), the party who has not delivered the Release Affidavit (the "Objecting Party") may, within five (5) business days of its receipt of the Release Affidavit, object to the release of the Escrowed Code requested in or in connection with the Release Affidavit by delivering to the party who has delivered the Release Affidavit (the "Asserting Party") and to Escrow Agent an affidavit (a "Counter Affidavit") stating that the Asserting Party is not entitled to receive access to or release or return of (as the case may be) the Escrowed Code, and the reasons therefor. No party shall deliver a Counter Affidavit unless it believes, in good faith, that the Asserting Party is not entitled to the access or release of the Escrowed Code asserted by the Asserting Party. In no event shall Telerate have the right to serve, or serve, a Counter Affidavit to contest the return of the Escrowed Code to Omega on the Outside Termination Date. In the event that a Counter Affidavit is delivered, Escrow Agent shall continue to hold the Escrowed Code, and shall not release it to, or allow access to it by, any party, pending the joint instructions of Telerate and Omega, or as otherwise described in Section 10(a) below.

    8. DISPUTE RESOLUTION. In the event a Counter Affidavit is delivered, Omega and Telerate shall, in good faith, attempt to resolve the dispute within five (5) business days following the delivery of the Counter Affidavit. If a resolution is reached, Omega and Telerate shall promptly execute joint written instructions to Escrow Agent concerning what is to be done with the Escrowed Code. In the event no such resolution is reached within said five-business-day period, either party may file a suit or action in any court of competent jurisdiction situated in Dade County, Florida to obtain such relief at law or in equity in respect of the Escrowed Code as such party deems warranted or appropriate.

    9. LIMITATION OF REMEDIES BETWEEN TELERATE AND OMEGA. As between Telerate and Omega, all limitations on remedies that one party may have against the other under the License Agreement shall apply to this Agreement.

    10. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW. It is understood that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

         (a) In the event that Escrow Agent shall be uncertain as to the duties or rights hereunder or shall receive instructions with respect to the Escrowed Code which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to continue to hold the Escrowed Code, or a portion thereof, in escrow pending the resolution of such uncertainty to Escrow Agent's sole satisfaction, by final judgement of a court or courts of competent jurisdiction or otherwise; or Escrow Agent, at its option, may deposit the Escrowed Code in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon so depositing the Escrowed Code and filing its complaint and interpleader, Escrow Agent shall be completely discharged and released from further liability.

         (b) Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its bad faith, gross negligence or willful misconduct. Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in reasonable reliance upon the advice of such counsel. Any reasonable expenses incurred by Escrow Agent in connection with such consultation shall be reimbursed by Telerate.

         (c) Telerate shall indemnify and hold Escrow Agent, its agents, representatives, and employees harmless from any claim, demand or loss suffered by Escrow Agent and the cost thereof (including court costs and attorneys' fees for negotiation, trial and appeal).

         (d) This agreement sets forth exclusively the duties of Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

         (e) Escrow Agent may resign as Escrow Agent at any time upon thirty
(30) days prior written notice to Telerate and Omega. In the case of Escrow Agent's resignation, its only duty shall be to hold and release, if required, the Escrowed Code in accordance with the original provisions of this Agreement until a successor escrow agent shall be appointed and written notice of the name and address of such successor escrow agent shall be given to the escrow agent by Telerate and Omega, whereupon Escrow Agent's only duty shall be to deposit with the successor escrow agent the Escrowed Code if then in its possession.

    11. FEES AND EXPENSES. Escrow Agent shall be entitled to: (a) an annual administration fee of $1,500.00 payable by Telerate and (b) be reimbursed by Telerate for any reasonable out-of-pocket expenses for performing its obligations in connection with this Agreement.

    12. NOTICES. All notices, affidavits, instructions, requests and other communications required or permitted hereunder shall be in writing and shall be delivered in person or sent by commercial overnight courier (such as FedEx) or certified or registered mail, return receipt requested:

           (a)  If to Telerate, to:

                Dow Jones Markets, Inc.
                One World Financial Center
                200 Liberty Street
                New York, NY  10281
                Attention: President
                with a copy to:

                Dow Jones Markets, Inc.
                One World Financial Center
                200 Liberty Street
                New York, NY  10281

                Attention: Legal Department

           (b)  If to Omega, to:
                Omega Research, Inc.
                8700 West Flagler Street
                Suite 250
                Miami, Florida  33174

                Attention: William and Rafael Cruz

                with a copy to:

                Rubin Baum Levin Constant
                  Friedman & Bilzin
                2500 First Union Financial Center
                200 S. Biscayne Boulevard
                Miami, Florida  33131

                Attention:  Marc J. Stone, Esq.

           (c)  If to Escrow Agent, to:

                SunTrust Bank/Miami, N.A.
                777 Brickell Avenue
                Miami, Florida  33131

                ATTN:  ____________________,

or to such other addresses as may be stipulated in writing by the parties pursuant hereto. Notice shall be effective on the date it is officially recorded as delivered by return receipt or the courier service.

    13. FORCE MAJEURE. No party hereto shall be deemed to be in default of any provision of this Agreement, or for failures in performance, resulting from acts or events beyond the reasonable control of such party.

    14. AMENDMENT. This Agreement may not be amended except by written instrument executed by each of the parties hereto.

    15. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and the parties' respective successors at law and permitted assigns.

    16. HEADINGS. The headings of sections and paragraphs herein are included for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

    17. GOVERNING LAW; VENUE. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Florida, other than laws relating to conflicts of law. The venue and jurisdiction for any claim under this Agreement shall be in the appropriate court in Dade County, Florida.

    18. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements.

    19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

    IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the day first above written.

DOW JONES MARKETS, INC.                 OMEGA RESEARCH, INC.

By:_________________________            By:  /S/ WILLIAM CRUZ
                                             ----------------
Print Name: ________________                 William Cruz
Title: _____________________                 President

ESCROW AGENT:

SUNTRUST BANK/MIAMI, NATIONAL ASSOCIATION

By:___________________________________
Name:_________________________________
Title:________________________________

                                    EXHIBIT D

                QA TEST SCRIPT (TELERATE VERSION OF SUPERCHARTS)

CHART

      Data
           Amount

                     Limited by memory (as will be only 32-bit application).

           Resolution

                     The user can display data in tick, intraday (any interval up to 1440 minutes), daily, weekly, monthly and point and figure resolutions, for multiple session markets.

           Type

                     All symbols that can be displayed in the Telerate Version of TradeStation as supported by TWIN will be plotted and continuously updated by the program.

      Display
           Market status

                     The user can display a continuously updated status line at the top of any chart window that will include the current price, net change from prior day's close, day's high, day's low and current indicator values.

           Chart types

                     The program shall allow the user to display prices as Open-High-Low-Close, High-Low-Close, Japanese Candlestick, Dot on Close and Line on Close bars, point and figure.

           Configuration

                     The program shall allow the user to change the color and size of any element on a chart. This includes the font and font color, window background and bar thickness and color.

      Tools

           The user can place any of the following tools on any price or any indicator on a chart. Arc, Up/Down arrows, Standard/Fibonacci Cycles*, Ellipse, Gann Fan*, Horizontal Line*, Percent Retracement, Rectangle, Speed Resistance Arc/Fan*, Support Resistance Lines*, Trend Lines*, Text, Zoom. The user can modify display attributes and position of any tool placed on a chart. Furthermore, the user shall be allowed to enable alarms on those tools marked with an asterisk that will alert the user when the market penetrates that tool, on an intra-bar or end of bar basis, as selected by the customer for that specific marketing tool.

      Analysis Techniques

           The user shall be allowed to place any of the following analysis techniques on a chart.

           Indicators, PaintBars(tm), ShowMe's(tm)
                Custom 1 Line, Custom 2 Lines, Custom 3 Lines, Custom 4 Lines, Mov Avg - Displaced, Mov Avg Weighted, DMI, Bollinger Bands, Mov Avg 1 Line, Mov Avg 2 Lines, Mov Avg 3 Lines, Mov Avg Envelopes, Mov Avg Exponential, Commodity Channel Index, On Balance Volume, Gapless Bar Chart, True Low, Open Interest, McClellan Oscillator, MFI, parabolic, Accumulation Distribution, Percent R, Price Channel, Rate of Change, RSI, RSI w/o Zones, Accumulation Swing Index, MACD, Spread, DownTicks, Stochastic - Fast, Stochastic - Slow, Swing Index, Volume (Tick Vol) Volume (UpTick Vol), Volume (DownTick vol), Volume, Up/Down Tick Difference, Ultimate Oscillator, Volatility, Momentum, Consecutive x bars down, Consecutive x bars up, Gap Down Bar, ShowMe(tm) Anything, Key Reversal Up, Key Reversal Down, Outside Bar, Gap Up bar, Inside Bar, Island Reversal Up, Island Reversal Down, Breakout of x Bar High, Breakout of x Bar Low, %R/less than/x, %R/greater than/x, Price/less than/x Bar Avg, Price/less than/xBar Avg., Close Avg/greater than/Open Avg, Close Avg/less than/Open Avg, Momentum Increasing, Momentum Decreasing, Stochastic Fast Custom, Stochastic Slow Custom, PaintBar(tm) Custom, Percent Change, Down Ticks, Equal Ticks, Up Ticks.

           Experts
                Fundamental Expert, Technical Expert, Fundamental and Technical Expert.

           Furthermore, the user can modify the inputs and alert criteria of any of the aforementioned analysis techniques.

QUOTE

      Data
           Amount

                256 quotes per window.

           Resolution
                Tick by tick.

           Type

                All symbols that can be displayed in Telerate Version of TradeStation as supported by TWIN shall be continuously updated in the quote window.

      Display
           Quote fields

                All fields that can be displayed in Telerate Version of TradeStation as supported by TWIN will be available to the user. Furthermore, user definable alarm fields can be added that alert the user to breakout conditions on the high, low, time and volume.

           Configuration
                The program shall allow the user to change the color and size of any element on a quote window. This includes the font and font color, window background color and the colors of alert fields.

Alert Tracking Control Center
      Data

                Date/time alert was hit, symbol, name, last price.

      Display
           Configuration
                The program shall allow the user to change the color and size of any element on an ATCC window. This includes the font and font color and window background color.

                                    EXHIBIT E

                                TRADEMARK LICENSE

                      Dow Jones Markets, Inc.
                 (f/k/a Dow Jones Telerate, Inc.)
                    One World Financial Center
                        200 Liberty Street
                        New York, NY 10281


                          March 12, 1997

Omega Research Inc.
8700 West Flagler Street
Suite 250
Miami, FL 33174

ATTENTION:      WILLIAM AND RALPH CRUZ

         Re:  TRADEMARK LICENSE

Dear Messrs. Cruz:

    As contemplated in the Software License, Maintenance and Development Agreement between Omega Research, Inc. ("Omega") and Dow Jones Markets, Inc., f/k/a Dow Jones Telerate, Inc. ("Telerate") dated as of the date hereof (the "Software License Agreement"), Omega shall grant Telerate a license to use the "SuperCharts" name and mark pursuant to the terms and conditions set forth in the Software License Agreement and those specified below.

    Omega hereby grants to Telerate the right and license to use the name and mark SuperCharts (hereinafter called the "Licensed Mark") as part of the collective name and mark "Dow Jones SuperChartsTM" and "Dow Jones SuperCharts SETM" solely on, and solely in connection with the promotion and marketing of,
(i) the Telerate Version of SuperCharts Products (as defined in the Software License Agreement), (ii) electronic information services marketed with the Telerate Version of SuperCharts Products, and (iii) any hardware and software necessary to support the Telerate Version of SuperCharts Products and such electronic information services (hereinafter called the "Licensed Product") throughout the world, except that Telerate shall not use the Licensed Mark in any territory where, or in any manner in which, Telerate, pursuant to the Software License Agreement, is prohibited from marketing or distributing the Telerate Version of SuperCharts Products. All other rights to, and to use, the Licensed Mark are reserved solely and exclusively to Omega including, without limitation, the right to license such name and mark for any goods or services to any person or entity, except to the Telerate Competitors (as defined in the Software License Agreement) for, or in connection with, purposes or activities to the extent prohibited by Section C.3 of the Software License Agreement.

    Telerate may use the Licensed Mark in connection with the promotion of the Licensed Products prior to the Acceptance Date and/or the Royalty Commencement Date (as such terms are defined in the Software License Agreement), with the prior written consent of Omega, which shall not be unreasonably withheld.

    The license granted hereunder shall continue until the termination of the Software License Agreement; provided, however, that Telerate may continue to use the Licensed Mark in accordance with the terms of this Agreement with respect to subscriptions to the Licensed Product that are in effect as of the termination of the Software License Agreement for so long as Telerate is permitted to use the Telerate Version of SuperCharts for such subscriptions pursuant to the Software License Agreement. Telerate is obligated to use the Licensed Mark as set forth in the Software License Agreement.

    In consideration of the license granted hereunder, and upon receipt of an invoice from Omega, Telerate shall pay Omega a one-time fee of ten dollars ($10).

    Omega reserves and shall have the exclusive right to commence litigation to protect or enforce rights to the Licensed Mark; provided, however, that if Omega does not wish to institute an action, Telerate may, with the advance written consent of Omega, which consent shall not be unreasonably withheld, institute said action, in which event then Omega will, at Telerate's expense, cooperate with Telerate in the institution of the proceeding, such proceeding to be pursued at the expense of Telerate. Damages recovered or settlement received in any claim, action or proceeding commenced by Omega or Telerate hereunder with reference to the Licensed Mark that relates principally to infringement of the Licensed Mark by Telerate Competitors, first, shall be apportioned and paid to the recovering parties' reasonable costs of pursuing such claim or litigation in such proceeding, and, then, shall be apportioned and paid equally to each of Omega and Telerate. Damages recovered or settlement received in any claim, action or proceeding commenced by Telerate that is not principally related to infringement by a Telerate Competitor, first, shall be apportioned and paid to the recovering parties' reasonable costs of pursuing such claim or litigation in such proceeding, and, then, shall be apportioned and paid equally to each of them. Damages recovered or settlement received in any claim, action or proceeding commenced by Omega that is not principally related to infringement by a Telerate Competitor shall be paid solely to Omega.

    Omega acknowledges and agrees that the name and mark "Dow Jones" is proprietary to Telerate or its Affiliate and shall not challenge Telerate's or its Affiliate's ownership of "Dow Jones." Telerate acknowledges and agrees that the name and mark "SuperCharts" is proprietary to Omega and shall not challenge Omega's ownership of SuperCharts.

    Upon reasonable written notice, Omega may from time to time inspect the Licensed Product on Telerate's premises and Telerate's advertising and promotional materials concerning the Licensed Product. Telerate shall maintain the quality of that portion of the Licensed Product that is the Telerate Version of SuperCharts Products so that it has the same high quality as the software furnished to Telerate under the Software License Agreement and Telerate shall maintain the overall quality of the Licensed Product in a manner consistent with the high standards of quality displayed by the products and services marketed by Telerate as of the date of this Agreement. If the required standard of quality is not being observed, upon written notice from Omega reasonably detailing the deviation from the required standard of quality, Telerate shall make appropriate corrections as promptly as is reasonably practicable.

    Telerate may sublicense the rights granted in this Letter Agreement to its Affiliates and independent Distributors (as such terms are defined in the Software License Agreement) of the Licensed Product.

    Telerate shall defend, indemnify and hold harmless Omega from, against and in respect of any claims, losses, liabilities, judgments, awards, costs and expenses (including reasonable attorneys' fees and costs) asserted against or incurred by Omega (collectively, "Claims") that arise out of or relate to Telerate's use of the Licensed Mark for, or in connection with, any portion of the Licensed Product other than the Telerate Version of SuperCharts Products.

    All notices permitted or required in connection with the license granted hereunder shall be in writing and shall be delivered in person or sent by commercial overnight courier (such as Fedex) or certified mail, return receipt requested and shall be sent to the parties at the addresses specified in the notice provision of the Software License Agreement.

    All terms and conditions of the Software License Agreement, to the extent not directly inconsistent with a provision of this Letter Agreement, shall apply to the licensing of the Licensed Mark including, without limitation, the representations and warranties in Sections K.1 and K.2(a) and the remedies for a breach of such representations or warranties in Section K.2(b), and the Software License Agreement shall be read in conjunction with this Letter Agreement, as if this Letter Agreement were an addendum thereto, in defining, interpreting and determining the respective rights and obligations of the parties. Notwithstanding anything to the contrary herein, the record keeping obligations of Section D.4 of the Software License Agreement shall not be applicable to the license of the Licensed Mark.

    This Letter Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the choice of law principles thereof. Any waiver by either party hereto of its rights under this Letter Agreement, or failure to enforce any of same, shall not be construed as a continuing waiver of the same right or obligation, or a waiver of any other right or obligation. This Letter Agreement (and the Software License Agreement to the extent applicable pursuant to the immediately preceding paragraph) constitutes the entire Agreement between the parties and cannot be modified or amended except by a writing executed by both parties. This Letter Agreement may only be assigned to the extent, and in the circumstances, that the Software License Agreement is permitted to be assigned.

   IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement on the date first written above.

                                         DOW JONES MARKETS, INC.

                                         By:  /s/ JULIAN B. CHILDS
                                              --------------------
                                              Julian B. Childs
                                              Title:  EVP

OMEGA RESEARCH, INC.

By: /s/ WILLIAM CRUZ
    ----------------
    William Cruz, President

                                    EXHIBIT F

        QA TEST SCRIPT (TELERATE VERSION OF SUPERCHARTS SPECIAL EDITION)

CHART

      Data
           Amount

                     Limited by memory (as will be only 32-bit application).

           Resolution

                     The user can display data in tick, intraday (any interval up to 1440 minutes), daily, weekly, monthly resolutions, for multiple session markets.

           Type

                     All symbols that can be displayed in the Telerate Version of TradeStation as supported by TWIN will be plotted and continuously updated by the program.

      Display
           Market status

                     The user can display a continuously updated status line at the top of any chart window that will include the current price, net change from prior day's close, day's high, day's low and current indicator values.

           Chart types

                     The program shall allow the user to display prices as Open-High-Low-Close, High-Low-Close, Dot on Close and Line on Close bars.

           Configuration

                     The program shall allow the user to change the color and size of any element on a chart. This includes the font and font color, window background and bar thickness and color.

      Tools

           The user can place any of the following tools on any price or any indicator on a chart. Horizontal Line*, Trend Lines*, Text, Zoom. The user can modify display attributes and position of any tool placed on a chart.

      Analysis Techniques

           The user shall be allowed to place any of the following analysis techniques on a chart.

           Indicators

                Mov Avg - Displaced, Mov Avg - Weighted, Bollinger Bands, Mov Avg 1 Line, Mov Avg 2 Lines, Mov Avg 3 Lines, Mov Avg Envelopes, Mov Avg Exponential, Open Interest, Stochastic - Fast, Stochastic - Slow, Volume, Momentum, Relative Strength Index and Rate of Change.

QUOTE

      Data
           Amount
                256 quotes per window.

           Resolution
                Tick by tick.

           Type
                All symbols that can be displayed in the Telerate Version of TradeStation as supported by TWIN shall be continuously updated in the quote window.

      Display
           Quote fields
                All fields that can be displayed in the Telerate Version of TradeStation as supported by TWIN will be available to the user.

           Configuration
                The program shall allow the user to change the color and size of any element on a quote window. This includes the font and font color, window background color.

                              OMEGA RESEARCH, INC.
                            8700 WEST FLAGLER STREET
                                    SUITE 250
                              MIAMI, FLORIDA 33174

                                  July 24, 1997

Dow Jones Markets, Inc.
200 Liberty Street, 17th Floor
New York, New York  10281

RE: SOFTWARE LICENSE, MAINTENANCE AND DEVELOPMENT AGREEMENT DATED AS OF MARCH 12, 1997 (THE "AGREEMENT") BETWEEN DOW JONES MARKETS, INC. AND OMEGA RESEARCH, INC.

Ladies and Gentlemen:

     This shall confirm our mutual understanding and agreement that, due to a scrivener's error, the date of termination set forth in Section N.1 of the Agreement (i.e., January 12, 2003) is incorrect. The parties acknowledge and agree that the actual date of termination of the Agreement is January 12, 2002, NOT January 12, 2003.

     Please confirm your agreement to the foregoing by countersigning this letter below.

                                                     Very truly yours,

                                                     OMEGA RESEARCH, INC.

                                                     By:  /S/ MARC J. STONE
                                                     ----------------------
                                                          Marc J. Stone
                                                          Vice President

AGREED TO AND ACCEPTED:

DOW JONES MARKETS, INC.

BY:/S/ J. B. CHILDS
  ------------------
  NAME:  J.B. CHILDS
  -------------------
  TITLE:  EVP
  -------------------


                                        2